Exhibit (99)(c)

WACHOVIA FOURTH QUARTER 2007

QUARTERLY EARNINGS REPORT

JANUARY 22, 2008

READERS ARE ENCOURAGED TO REFER TO WACHOVIA’S RESULTS FOR THE QUARTER ENDED SEPTEMBER 30, 2007, PRESENTED IN ACCORDANCE WITH U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (“GAAP”), WHICH MAY BE FOUND IN WACHOVIA’S THIRD QUARTER REPORT ON FORM 10-Q.

ALL NARRATIVE COMPARISONS ARE WITH THIRD QUARTER 2007 UNLESS OTHERWISE NOTED.

THE INFORMATION CONTAINED HEREIN INCLUDES CERTAIN NON-GAAP FINANCIAL MEASURES. PLEASE REFER TO PAGES 33-37 FOR AN IMPORTANT EXPLANATION OF OUR USE OF NON-GAAP MEASURES AND RECONCILIATION OF THOSE NON-GAAP MEASURES TO GAAP.

Wachovia 4Q07 Quarterly Earnings Report

Earnings Summary

Earnings Reconciliation

	2007								2006		4Q07 EPS
	Fourth Quarter		Third Quarter		Second Quarter		First Quarter		Fourth Quarter		vs 3Q07	vs 4Q06
(After-tax in millions, except per share data)	Amount	EPS	Amount	EPS	Amount	EPS	Amount	EPS	Amount	EPS
Net income (GAAP)	$51	0.03	1,618	0.85	2,341	1.22	2,302	1.20	2,301	1.20	(96)%	(98)
Net merger-related and restructuring expenses	109	0.05	21	0.01	20	0.01	6	—	29	0.01	—	—

Earnings excluding merger-related and restructuring expenses	$160	0.08	1,639	0.86	2,361	1.23	2,308	1.20	2,330	1.21	(91)%	(93)

Earnings Summary

	2007				2006	4Q07 vs 3Q07	4Q07 vs 4Q06
(In millions, except per share data)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Net interest income (Tax-equivalent)	$4,674	4,584	4,487	4,537	4,612	2%	1
Fee and other income	2,526	2,797	4,240	3,734	4,011	(10)	(37)

Total revenue (Tax-equivalent)	7,200	7,381	8,727	8,271	8,623	(2)	(17)
Provision for credit losses	1,497	408	179	177	206	—	—
Other noninterest expense	5,488	4,397	4,755	4,493	4,772	25	15
Merger-related and restructuring expenses	187	36	32	10	49	—	—
Other intangible amortization	111	92	103	118	141	21	(21)

Total noninterest expense	5,786	4,525	4,890	4,621	4,962	28	17
Minority interest in income of consolidated subsidiaries	107	189	139	136	125	(43)	(14)

Income (loss) from continuing operations before income taxes (benefits) (Tax-equivalent)	(190)	2,259	3,519	3,337	3,330	—	—
Income taxes (benefits) (Tax-equivalent)	(241)	641	1,178	1,035	1,075	—	—

Income from continuing operations	51	1,618	2,341	2,302	2,255	(97)	(98)
Discontinued operations, net of income taxes	—	—	—	—	46	—	—

Net income	$51	1,618	2,341	2,302	2,301	(97)%	(98)

Net interest margin	2.88%	2.92	2.94	3.04	3.09	—%	—
Effective tax rate (Tax-equivalent) (a) (b)	127.17	28.38	33.51	30.99	32.46	—	—
Tier 1 capital ratio (c)	7.2	7.1	7.5	7.4	7.4	—	—
Tangible capital ratio (excluding FAS 115/133/158)	4.2	4.6	4.8	4.7	4.8	—	—
Leverage ratio (a)	6.1%	6.1	6.2	6.1	6.0	—	—
Average diluted common shares (In millions)	1,983	1,910	1,919	1,925	1,922	4%	3

(a)	4Q06 includes taxes on discontinued operations.
(b)	The tax-equivalent tax rate applies to fully tax-equivalized revenues.
(c)	The fourth quarter of 2007 is based on estimates.

4Q07 vs. 3Q07

•	Earnings of $51 million down 97% and 98% from 4Q06; EPS of $0.03 down 96% and 98% from 4Q06

—	Excluding net merger-related and restructuring expenses, EPS of $0.08 down 91% and 93% from 4Q06

—	Results reflect a loss of $190 million before a $241 million net income tax benefit (tax-equivalent) principally reflecting a reduction in the full year tax rate given a lower than expected level of earnings; full year effective tax rate of 29.3%

•	Momentum in traditional banking businesses, asset management and retail brokerage masked by effects of continued market disruption and credit headwinds

•	Revenues of $7.2 billion down 2% from 3Q07 and 17% from 4Q06 and included $729 million from AGE

—	3Q07 revenues included a $308 million benefit due to correction of accounting errors primarily relating to earlier periods in 2007

—	Net interest income rose $90 million, or 2%, as the benefits of strong earning asset growth of $21.4 billion, improving loan spreads and deposit growth were somewhat offset by the continued shift to lower spread deposits, increases in nonaccrual loans and higher funding spreads; 3Q07 results included a $39 million benefit relating to the 3Q07 correction of accounting errors

•	AGE benefited 4Q07 net interest income by a net $24 million

•	Net interest income up $129 million, or 3%, before the effect of the above referenced 3Q07 $39 million benefit

•

Net interest margin decline of 4 bps to 2.88% reflects benefit of liability sensitive rate position and improving loan spreads which were more than offset by growth in lower spread other earning assets,

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Wachovia 4Q07 Quarterly Earnings Report

increasing nonaccrual loans, higher wholesale funding including the effects of increased liquidity and the continued shift in deposit mix to lower spread categories

—	Fee income decreased $271 million as strength in fiduciary and asset management fees and commissions, largely reflecting the addition of AGE, and higher service charges were more than offset by the effects of $319 million higher market disruption valuation losses and a $331 million reduction in principal investing results from strong 3Q07 levels

•	Other noninterest expense increased $1.1 billion, or 25%, largely on the addition of $638 million relating to AGE as well as higher incentives and professional and consulting fees

•	Includes $44 million relating to strategic growth initiatives and $82 million of non-merger related severance costs

•	Average loans up 5% on growth of 8% in commercial and 3% in consumer; up 9% from 4Q06

—	Strength in commercial real estate and large corporate reflecting strong growth and changing market conditions

—	Consumer growth driven by consumer real estate, auto and student

•	Average core deposits increased 3%; up 8% from 4Q06

—	Strong momentum in money market and CDs as well as the benefit of strong DDA sales somewhat offset by continued declines in average DDA balances and reductions in savings

•	Provision expense of $1.5 billion increased $1.1 billion largely on increased risk in the consumer real estate, commercial real estate and auto portfolios as well as loan growth

—	Net charge-offs of $461 million, or 41 bps of loans, reflecting higher losses in consumer real estate, commercial real estate and auto

•	Tier 1 capital ratio of 7.2% improved from 7.1% in 3Q07 largely reflecting the issuance of $3.1 billion of Tier 1 qualifying securities

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Wachovia 4Q07 Quarterly Earnings Report

Other Financial Measures

Performance Highlights

	2007				2006	4Q07 vs 3Q07	4Q07 vs 4Q06
(Dollars in millions, except per share data)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Earnings excluding merger-related and restructuring expenses, and discontinued operations (a)(b)
Net income	$160	1,639	2,361	2,308	2,284	(90)%	(93)
Return on average assets	0.08%	0.89	1.34	1.35	1.30	—	—
Return on average common stockholders’ equity	0.86	9.31	13.66	13.50	12.98	—	—
Overhead efficiency ratio (Tax-equivalent)	77.76	60.83	55.65	55.75	56.97	—	—
Overhead efficiency ratio excluding brokerage (Tax-equivalent)	77.39%	57.78	51.73	52.31	53.55	—	—
Operating leverage (Tax-equivalent)	$(1,290)	(979)	210	(51)	675	32%	—

Earnings excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations (a)(b)
Net income	$224	1,699	2,427	2,384	2,374	(87)%	(91)
Dividend payout ratio on common shares	581.82%	71.91	44.09	45.16	45.16	—	—
Return on average tangible assets	0.12	0.98	1.47	1.49	1.43	—	—
Return on average tangible common stockholders’ equity	3.09	22.70	33.57	33.27	31.58	—	—
Overhead efficiency ratio (Tax-equivalent)	76.21	59.59	54.47	54.33	55.33	—	—
Overhead efficiency ratio excluding brokerage (Tax-equivalent)	75.15%	56.25	50.30	50.59	51.61	—	—
Operating leverage (Tax-equivalent)	$(1,269)	(991)	197	(75)	725	28%	—

Other financial data
Net interest margin	2.88%	2.92	2.94	3.04	3.09	—	—
Fee and other income as % of total revenue	35.09	37.90	48.58	45.15	46.51	—	—
Effective tax rate (c)	122.05	27.33	32.78	30.22	31.74	—	—
Effective tax rate (Tax-equivalent) (c) (d)	127.17%	28.38	33.51	30.99	32.46	—	—

Asset quality
Allowance for loan losses as % of loans, net	0.98%	0.78	0.79	0.80	0.80	—	—
Allowance for loan losses as % of nonperforming assets	88	120	164	194	246	—	—
Allowance for credit losses as % of loans, net	1.02	0.82	0.83	0.84	0.84	—	—
Net charge-offs as % of average loans, net	0.41	0.19	0.14	0.15	0.14	—	—
Nonperforming assets as % of loans, net, foreclosed properties and loans held for sale	1.08%	0.63	0.47	0.40	0.32	—	—

Capital adequacy
Tier 1 capital ratio (e)	7.2%	7.1	7.5	7.4	7.4	—	—
Tangible capital ratio (including FAS 115/133/158)	4.0	4.2	4.3	4.4	4.5	—	—
Tangible capital ratio (excluding FAS 115/133/158)	4.2	4.6	4.8	4.7	4.8	—	—
Leverage ratio (e)	6.1%	6.1	6.2	6.1	6.0	—	—

Other
Average diluted common shares (In millions)	1,983	1,910	1,919	1,925	1,922	4%	3
Actual common shares (In millions) (f)	1,980	1,901	1,903	1,913	1,904	4	4
Dividends paid per common share	$0.64	0.64	0.56	0.56	0.56	—	14
Book value per common share(f)	37.66	36.90	36.40	36.47	36.61	2	3
Common stock price	38.03	50.15	51.25	55.05	56.95	(24)	(33)
Market capitalization(f)	$75,302	95,326	97,530	105,330	108,443	(21)	(31)
Common stock price to book value(f)	101%	136	141	151	156	(26)	(35)
FTE employees	121,890	109,724	110,493	110,369	109,460	11	11
Total financial centers/brokerage offices	4,894	4,167	4,135	4,167	4,126	17	19
ATMs	5,139	5,123	5,099	5,146	5,212	—%	(1)

(a)	See tables on page 1, and on pages 34 through 37 for reconciliation to earnings prepared in accordance with GAAP.
(b)	See page 1 for the most directly comparable GAAP financial measure and pages 34 through 37 for reconciliation to earnings prepared in accordance with GAAP.
(c)	4Q06 includes taxes on discontinued operations.
(d)	The tax-equivalent tax rate applies to fully tax-equivalized revenues.
(e)	The fourth quarter of 2007 is based on estimates.
(f)	Includes restricted stock for which the holder receives dividends and has full voting rights.

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Wachovia 4Q07 Quarterly Earnings Report

Fee and Other Income

Fee and Other Income

	2007				2006	4Q07 vs 3Q07	4Q07 vs 4Q06
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Service charges	$716	689	667	614	646	4%	11
Other banking fees	440	437	504	416	452	1	(3)
Commissions	970	600	649	659	633	62	53
Fiduciary and asset management fees	1,436	1,029	1,015	953	887	40	62
Advisory, underwriting and other investment banking fees	249	393	454	407	433	(37)	(42)
Trading account profits (losses)	(742)	(437)	195	128	29	70	—
Principal investing	41	372	298	48	142	(89)	(71)
Securities gains (losses)	(320)	(34)	23	53	47	—	—
Other income	(264)	(252)	435	456	742	5	—

Total fee and other income	$2,526	2,797	4,240	3,734	4,011	(10)%	(37)

KEY POINTS

•	Fee and other income of $2.5 billion declined $271 million, or 10%, from 3Q07 and declined $1.5 billion, or 37%, from 4Q06

—	4Q07 results reflect strength in fiduciary and asset management fees and commissions, including $705 million from AGE, as well as higher service charges, which was more than offset by the continued effect of the market disruption, including $1.7 billion in net valuation losses, lower deal volume and lower principal investing gains from strong 3Q07 levels

(Please see page 5 for additional detail on market disruption-related losses)

—	3Q07 results included a $269 million benefit relating to the correction of accounting errors; fees were flat excluding this benefit

—	Declines from 4Q06 reflect market-related declines in other income and trading losses which more than offset increases in fiduciary and asset management fees and commissions

•

Service charges increased 4% on 4% growth in consumer service charges largely reflecting higher volume and 3% growth in commercial service charges; up 11% from 4Q06 driven by an 18% increase in consumer service charges

•

Other banking fees of $440 million increased 1% as strength in international trade finance fees and improved results in mortgage banking were somewhat offset by lower interchange fees as higher volume was more than offset by increased debit/credit card rewards program costs from unusually low 3Q07 levels on a vendor change. Other banking fees fell 3% from 4Q06 driven by lower mortgage banking fees which more than offset strength in interchange fees

•	Commissions of $970 million increased $370 million, or 62%, including $336 million from AGE and higher retail brokerage transaction activity as well as improvement in insurance from weaker 3Q07 levels

•

Fiduciary and asset management fees rose $407 million largely on $363 million from AGE as well as strength in retail brokerage managed account and other asset-based fees, and trust and investment fees. Results increased $549 million from 4Q06 on the addition of AGE and strength in retail brokerage managed account and other asset-based fees

•

Advisory, underwriting and other investment banking fees decreased $144 million reflecting weaker results in real estate capital markets, structured credit products and leveraged finance partially offset by increases in advisory, high grade and equities. Results decreased 42% from 4Q06 reflecting lower fees from leveraged finance, structured credit products and equities

•	Trading account losses of $742 million increased $305 million largely reflecting additional market disruption valuation losses somewhat offset by other trading profits

—	3Q07 results included a $232 million benefit relating to correction of accounting errors; excluding this benefit trading losses increased $73 million

•	Principal investing net gains of $41 million reflected gains from fund investments and declined $331 million from 3Q07 which benefited from a $270 million unrealized gain; down $101 million from 4Q06

•

Securities losses were $320 million in 4Q07 compared to losses of $34 million in 3Q07 and $47 million in gains in 4Q06. 4Q07 results included impairment losses of $344 million including $327 million of market disruption-related impairment losses driven by credit deterioration on asset-backed securities and market valuation declines on equity

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Wachovia 4Q07 Quarterly Earnings Report

securities and a $17 million valuation loss relating to the 3Q07 purchase of certain asset-backed commercial paper from Evergreen money market funds. 3Q07 impairment losses were $59 million which included a $40 million valuation loss relating to paper purchased from Evergreen money market funds

Other Income

	2007				2006	4Q07 vs 3Q07	4Q07 vs 4Q06
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Consumer loan-related sale/ securitization activity	$(58)	38	(11)	69	118	—%	—
Commercial mortgage-related sale/ securitization activity	(365)	(381)	142	99	232	(4)	—
Other income	159	91	304	288	392	75	(59)

Total other income (loss)	$(264)	(252)	435	456	742	5%	—

•	Other income results include:

—	$96 million lower consumer loan sales/securitization results including $59 million of market disruption-related valuation losses vs. $41 million in 3Q07

—	$16 million improvement in commercial mortgage-related sales/securitization activity largely reflecting a $14 million reduction in market disruption-related losses before netting of other fees

—	$247 million improvement relating to leveraged finance on lower market disruption-related losses of $87 million in 4Q07 vs. $334 million in 3Q07

—	Other market disruption-related net lower of cost or market losses on subprime ABS CDO/CLO and other warehouses of $38 million

—	$31 million reduction in other hedging results

—	$72 million decrease in results relating to certain corporate investments

Market Disruption-Related Losses, Net

	2007
	Fourth Quarter					Third Quarter
(Pre-tax dollars in millions)	Trading profits (losses)	Securities gains (losses)	Other Income	Provision	Total	Trading profits (losses)	Securities gains (losses)	Other Income	Total
Corporate and Investment Bank
ABS CDO and other subprime-related	$(727)	(263)	(38)	0	(1,028)	(350)	0	0	(350)
Commercial mortgage (CMBS)	(238)	0	(362)	0	(600)	(129)	0	(359)	(488)
Consumer mortgage	(64)	0	(59)	0	(123)	(41)	0	(41)	(82)
Leveraged finance	183	(3)	(87)	0	93	62	0	(334)	(272)
Other	59	0	0	0	59	(109)	0	0	(109)

Total	(787)	(266)	(546)	0	(1,599)	(567)	0	(734)	(1,301)
Capital Management
Asset-backed commercial paper	0	(17)	0	0	(17)	0	(40)	0	(40)
Parent
Impairment losses	0	(44)	0	(50)	(94)	0	0	0	0

Total, net	$(787)	(327)	(546)	(50)	(1,710)	(567)	(40)	(734)	(1,341)

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Wachovia 4Q07 Quarterly Earnings Report

Noninterest Expense

Noninterest Expense

	2007				2006	4Q07 vs 3Q07	4Q07 vs 4Q06
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Salaries and employee benefits	$3,468	2,628	3,122	2,972	3,023	32%	15
Occupancy	375	325	331	312	323	15	16
Equipment	334	283	309	307	314	18	6
Advertising	71	62	70	61	47	15	51
Communications and supplies	192	175	180	173	166	10	16
Professional and consulting fees	275	196	209	177	239	40	15
Sundry expense	773	728	534	491	660	6	17

Other noninterest expense	5,488	4,397	4,755	4,493	4,772	25	15
Merger-related and restructuring expenses	187	36	32	10	49	—	—
Other intangible amortization	111	92	103	118	141	21	(21)

Total noninterest expense	$5,786	4,525	4,890	4,621	4,962	28%	17

•	Other noninterest expense increased $1.1 billion driven by higher salaries and employee benefits expense

—	4Q07 results included $638 million in expenses relating to AGE, $82 million of non-merger severance costs, and $44 million associated with growth initiatives including de novo/branch consolidations and Western expansion

•

Salaries and employee benefits expense increased $840 million largely reflecting $481 million from AGE and a $205 million increase in Corporate and Investment Bank incentives from low 3Q07 levels; up 15% from 4Q06

•	Occupancy and equipment expense increased $101 million largely reflecting $59 million from AGE

•	Professional and consulting fees increased $79 million largely reflecting seasonality

•	Sundry expense increased $45 million, or 6%, driven by $75 million from AGE and $27 million of higher foreclosure costs, somewhat offset by other decreases including legal costs

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Wachovia 4Q07 Quarterly Earnings Report

Balance Sheet

Average Balance Sheet Data

	2007				2006	4Q07 vs 3Q07	4Q07 vs 4Q06
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Assets
Trading assets	$37,694	38,737	35,165	29,681	31,069	(3)%	21
Securities	115,436	111,424	108,433	108,071	108,543	4	6
Commercial loans, net
General Bank	67,262	65,806	64,441	62,758	60,990	2	10
Corporate and Investment Bank	91,365	82,927	76,690	73,229	72,521	10	26
Other	29,537	25,939	24,381	21,301	20,795	14	42

Total commercial loans, net	188,164	174,672	165,512	157,288	154,306	8	22
Consumer loans, net	261,641	255,129	255,745	257,973	258,255	3	1

Total loans, net	449,805	429,801	421,257	415,261	412,561	5	9

Loans held for sale	18,998	20,209	17,644	16,748	11,928	(6)	59
Other earning assets (a)	28,207	28,602	23,479	23,902	32,792	(1)	(14)

Total earning assets	650,140	628,773	605,978	593,663	596,893	3	9
Cash	12,028	11,134	11,533	12,260	12,418	8	(3)
Other assets	101,319	89,097	87,262	85,106	89,376	14	13

Total assets	$763,487	729,004	704,773	691,029	698,687	5%	9

Liabilities and Stockholders’ Equity
Core interest-bearing deposits	$332,148	320,729	316,223	308,294	299,402	4%	11
Foreign and other time deposits	47,523	37,098	29,922	29,836	32,953	28	44

Total interest-bearing deposits	379,671	357,827	346,145	338,130	332,355	6	14
Short-term borrowings	60,755	65,346	58,020	55,669	65,239	(7)	(7)
Long-term debt	158,704	151,226	143,504	141,979	139,364	5	14

Total interest-bearing liabilities	599,130	574,399	547,669	535,778	536,958	4	12
Noninterest-bearing deposits	57,895	58,280	62,273	60,976	63,025	(1)	(8)
Other liabilities	32,476	26,468	25,514	24,955	28,979	23	12

Total liabilities	689,501	659,147	635,456	621,709	628,962	5	10
Stockholders’ equity	73,986	69,857	69,317	69,320	69,725	6	6

Total liabilities and stockholders’ equity	$763,487	729,004	704,773	691,029	698,687	5%	9

(a) Includes interest-bearing bank balances, federal funds sold, securities purchased under resale agreements and margin loans.

Memoranda
Low-cost core deposits	$262,982	256,535	257,812	253,008	250,569	3%	5
Other core deposits	127,061	122,474	120,684	116,262	111,858	4	14

Total core deposits	$390,043	379,009	378,496	369,270	362,427	3%	8

KEY POINTS

•	Trading assets decreased $1.0 billion, or 3%, largely reflecting the effect of market disruption-related losses; average VAR of $44 million vs. $33 million in 3Q07

•

Securities increased $4.0 billion, or 4%, largely reflecting the average effect of $5.1 billion of consumer real estate agency securitizations; the average duration of the securities portfolio decreased to 3.4 years from 3.5 years in 3Q07, driven by increases in variable rate commercial real estate securities

•

Commercial loans increased $13.5 billion, or 8%, on strength in commercial real estate (largely income producing), large corporate, middle market and business banking and reflected a $1.1 billion average effect of $1.7 billion in commercial real estate transferred from held for sale to the portfolio; period-end commercial loans up $9.0 billion

•

Consumer loans increased $6.5 billion, or 3%, driven by growth in consumer real estate, auto and student loans, partially offset by the $2.6 billion average effect of $5.1 billion of consumer real estate securitizations; period-end consumer loans up $3.7 billion with growth in real estate secured, auto and student partially offset by $5.2 billion in sales and securitization activity

•	Loans held for sale declined $1.2 billion largely reflecting a decline in commercial real estate and student, somewhat offset by increases in consumer real estate

•	Other earning assets down $395 million as a $1.5 billion increase in margin loans from AGE was more than offset by declines in interest-bearing bank balances and fed funds sold

•	Total average earning assets rose $21.4 billion, or 3%, and 9% from 4Q06

•

Core deposits increased $11.0 billion, or 3%, reflecting $5.4 billion of FDIC deposits from AGE, strong commercial growth on seasonally higher government deposits as well as consumer growth. Strength in CDs and interest checking more than offset declines in savings and DDAs; up 8% from 4Q06

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Wachovia 4Q07 Quarterly Earnings Report

•	Average short-term borrowings decreased $4.6 billion, or 7%, from 3Q07

•	Average long-term debt increased $7.5 billion, or 5%, and increased $19.3 billion from 4Q06

Average Consumer Loans - Total Corporation

	2007				2006	4Q07 vs 3Q07	4Q07 vs 4Q06
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Mortgage	$50,480	48,606	46,198	47,736	46,653	4%	8
Pick-a-Payment mortgage	120,235	118,602	117,673	118,571	119,962	1	—
Home equity loans	31,266	31,334	31,885	31,763	32,129	—	(3)
Home equity lines	25,912	24,814	26,340	27,839	28,126	4	(8)
Student	8,073	7,299	8,850	8,524	8,886	11	(9)
Auto and other vehicle	23,383	22,161	21,016	19,866	19,203	6	22
Revolving	1,670	1,647	3,067	2,858	2,410	1	(31)
Other consumer loans	622	666	716	816	886	(7)	(30)

Total consumer loans	$261,641	255,129	255,745	257,973	258,255	3%	1

THE FOLLOWING TABLES PROVIDE ADDITIONAL PERIOD-END DETAIL ON OUR BALANCE SHEET.

Period-End Loans Held for Sale

	2007				2006
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Core business activity
Core business activity, beginning of period	$17,646	15,696	15,030	12,566	9,030
Balance of acquired entities at purchase date	—	—	—	—	193
Originations/purchases	8,160	13,007	22,671	17,873	18,436
Transfers to (from) loans held for sale, net	(1,278)	2,162	(71)	(180)	127
Allowance for loan losses related to loans	—	(57)	—	—	—
Lower of cost or market value adjustments (a)	(223)	(249)	(91)	(3)	—
Performing loans sold or securitized	(8,992)	(11,606)	(20,910)	(14,745)	(14,936)
Other, principally payments	(219)	(1,307)	(933)	(481)	(284)

Core business activity, end of period	15,094	17,646	15,696	15,030	12,566

Portfolio management activity
Portfolio management activity, beginning of period	3,785	2,037	2	2	9
Transfers to (from) loans held for sale, net (b)	137	1,831	2,046	—	—
Lower of cost or market value adjustments (a)	(30)	(6)	(10)	—	—
Performing loans sold	(2,078)	—	—	—	—
Nonperforming loans sold	—	—	—	—	(3)
Other, principally payments	(136)	(77)	(1)	—	(4)

Portfolio management activity, end of period	1,678	3,785	2,037	2	2

Total loans held for sale (c)	$16,772	21,431	17,733	15,032	12,568

(a)	Lower of cost or market value adjustments exclude amounts related to unfunded commitments. Market disruption-related write-downs on unfunded commitments amounted to $78 million and $311 million in the fourth and third quarters of 2007, respectively.
(b)	Includes $1.8 billion in third quarter 2007 in connection with the consolidation of a structured lending vehicle; fourth quarter 2007 includes funding of the structured lending vehicle’s commitments amounting to $159 million.
(c)	Nonperforming assets included in loans held for sale at December 31, September 30, June 30 and March 31, 2007 and at December 31, 2006, were $62 million, $59 million, $42 million, $26 million and $16 million, respectively.

•	Period-end loans held for sale of $16.8 billion decreased $4.7 billion

—	Loans held for sale related to core business activity decreased $2.6 billion due to lower commercial real estate, which included a net $3.7 billion of sale and securitization activity and a $1.7 billion transfer of loans to the portfolio; net consumer sale and securitization activity increased loans held for sale by $530 million driven by consumer real estate; loan syndication positions increased $1.2 billion
—	In 4Q07, we originated $14.3 billion of consumer mortgages and delivered $3.8 billion to agencies/privates

—	Loans held for sale related to portfolio management activity decreased $2.1 billion largely reflecting sales of $1.9 billion in student loans and $157 million of commercial loans

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Wachovia 4Q07 Quarterly Earnings Report

Period-End Managed Portfolio

	2007				2006	4Q07 vs 3Q07	4Q07 vs 4Q06
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Commercial
On-balance sheet loan portfolio	$208,351	199,387	185,336	177,075	171,298	4%	22
Securitized loans - off-balance sheet	131	142	170	181	194	(8)	(32)
Loans held for sale	9,414	13,905	11,573	10,467	8,866	(32)	6

Total commercial	217,896	213,434	197,079	187,723	180,358	2	21

Consumer
On-balance sheet loan portfolio	261,503	257,860	252,067	252,826	256,254	1	2
Securitized loans - off-balance sheet	12,304	13,053	14,122	12,491	12,015	(6)	2
Securitized loans included in securities	10,854	6,070	6,259	5,807	5,510	79	97
Loans held for sale	7,358	7,526	6,160	4,565	3,702	(2)	99

Total consumer	292,019	284,509	278,608	275,689	277,481	3	5

Total managed portfolio	$509,915	497,943	475,687	463,412	457,839	2%	11

•	The third-party consumer mortgage servicing portfolio totaled $38.1 billion at year-end and the total consumer mortgage servicing portfolio was $193.1 billion

Period-End Balance Sheet Data

	2007				2006	4Q07	4Q07
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	vs 3Q07	vs 4Q06
Commercial loans, net	$198,566	189,545	175,369	167,039	162,098	5%	22
Consumer loans, net	263,388	259,661	253,751	254,624	258,060	1	2

Loans, net	461,954	449,206	429,120	421,663	420,158	3	10

Goodwill and other intangible assets
Goodwill	43,122	38,848	38,766	38,838	38,379	11	12
Deposit base	619	670	727	796	883	(8)	(30)
Customer relationships	1,410	620	651	684	662	—	—
Tradename	90	90	90	90	90	—	—
Total assets	782,896	754,168	715,428	702,669	707,121	4	11
Core deposits	397,405	377,865	378,188	377,358	371,771	5	7
Total deposits	449,129	421,937	410,030	405,270	407,458	6	10
Long-term debt	161,007	158,584	142,047	142,334	138,594	2	16
Stockholders’ equity	$76,872	70,140	69,266	69,786	69,716	10%	10

Memoranda
Unrealized gains (losses) (Before income taxes)
Securities, net	$(1,290)	(1,994)	(2,768)	(809)	(970)
Risk management derivative financial instruments, net	635	(443)	(1,280)	(385)	(367)

Unrealized losses, net (Before income taxes)	$(655)	(2,437)	(4,048)	(1,194)	(1,337)

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Wachovia 4Q07 Quarterly Earnings Report

Asset Quality

Asset Quality

	2007				2006	4Q07 vs 3Q07	4Q07 vs 4Q06
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Nonperforming assets
Nonaccrual loans	$4,709	2,594	1,857	1,584	1,234	82%	—
Foreclosed properties	389	334	207	155	132	16	—

Total nonperforming assets	$5,098	2,928	2,064	1,739	1,366	74%	—

as % of loans, net and foreclosed properties	1.10%	0.65	0.48	0.41	0.32	—	—

Nonperforming assets in loans held for sale	$62	59	42	26	16	5%	—

Total nonperforming assets in loans and in loans held for sale	$5,160	2,987	2,106	1,765	1,382	73%	—

as % of loans, net, foreclosed properties and loans held for sale	1.08%	0.63	0.47	0.40	0.32	—	—

Provision for credit losses	$1,497	408	179	177	206	—	—
Allowance for credit losses	$4,717	3,691	3,552	3,533	3,514	28%	34

Allowance for loan losses
as % of loans, net	0.98%	0.78	0.79	0.80	0.80	—	—
as % of nonaccrual and restructured loans (a)	96	135	182	213	272	—	—
as % of nonperforming assets (a)	88	120	164	194	246	—	—
Allowance for credit losses
as % of loans, net	1.02%	0.82	0.83	0.84	0.84	—	—

Net charge-offs	$461	206	150	155	140	—%	—
Commercial, as % of average commercial loans	0.34%	0.08	0.07	0.07	0.04	—	—
Consumer, as % of average consumer loans	0.46	0.27	0.19	0.20	0.19	—	—
Total, as % of average loans, net	0.41%	0.19	0.14	0.15	0.14	—	—

Past due accruing loans, 90 days and over	$708	590	562	555	650	20%	9
Commercial, as a % of loans, net	0.05%	0.04	0.03	0.03	0.03	—	—
Consumer, as a % of loans, net	0.23%	0.20	0.20	0.20	0.23	—	—

(a)	These ratios do not include nonperforming assets included in loans held for sale.

KEY POINTS

•	Total NPAs of $5.2 billion rose $2.2 billion driven by a $1.2 billion increase in consumer real estate and a $770 million increase in commercial real estate; up 45 bps to 1.08% of loans

—	Commercial real estate nonaccrual loan growth largely relates to increases in the Real Estate Financial Services (REFS) portfolio following an extensive review of a significant portion of the portfolio given the recent significant deterioration in the residential segment of the housing market

•	Provision expense of $1.5 billion largely reflecting the effects of recent significant deterioration in the housing market

—	Results included $1.0 billion largely reflecting higher expected loss factors for the consumer real estate, auto and commercial portfolios. The commercial portfolio increase was largely driven by the REFS portfolio, given the accelerated downturn in the housing market and its impact on the consumer and related commercial sectors

—	Net charge-offs of $461 million, or 41 bps of average loans, increased $255 million driven by higher consumer real estate, commercial real estate and auto losses and included $63 million relating to the adoption of FFIEC methodology for charge-offs in the Pick-a-Payment portfolio recording charge-offs at 180 days rather than at the time of the sale of the foreclosed property

—	3Q07 allowance for credit losses included an $88 million reduction relating to the correction of an error in the consumer formula-based component for overdrafts

•	Allowance for credit losses of $4.7 billion, or 1.02% of net loans

—	Allowance for loan losses covers annualized 4Q07 net charge-offs 2.44 times

—	Allowance reflects higher expected loss factors for the Pick-a-Payment mortgage, auto and commercial portfolio primarily relating to the REFS loan portfolio, which is largely commercial real estate

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Wachovia 4Q07 Quarterly Earnings Report

Charge-Offs

Charge-offs

	2007				2006	4Q07 vs 3Q07	4Q07 vs 4Q06
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Loan losses:
Commercial, financial and agricultural	$(67)	(41)	(39)	(34)	(32)	63%	—
Commercial real estate - construction and mortgage	(117)	(5)	(4)	(6)	(10)	—	—

Total commercial	(184)	(46)	(43)	(40)	(42)	—	—
Real estate secured	(156)	(59)	(40)	(33)	(29)	—	—
Student loans	(4)	(5)	(2)	(3)	(5)	(20)	(20)
Installment and other loans (a)	(225)	(168)	(138)	(142)	(135)	34	67

Total consumer	(385)	(232)	(180)	(178)	(169)	66	—

Total loan losses	(569)	(278)	(223)	(218)	(211)	—	—
Loan recoveries:
Commercial, financial and agricultural	22	9	15	9	27	—	(19)
Commercial real estate - construction and mortgage	—	3	—	3	1	—	—

Total commercial	22	12	15	12	28	83	(21)
Real estate secured	9	12	11	6	7	(25)	29
Student loans	2	3	—	1	3	(33)	(33)
Installment and other loans (a)	75	45	47	44	33	67	—

Total consumer	86	60	58	51	43	43	—

Total loan recoveries	108	72	73	63	71	50	52

Net charge-offs	$(461)	(206)	(150)	(155)	(140)	—%	—
Net charge-offs as a % of average loans, net (b)
Commercial, financial and agricultural	0.06%	0.10	0.07	0.08	0.02	—	—
Commercial real estate - construction and mortgage	1.09	0.02	0.04	0.04	0.10	—	—

Total commercial	0.34	0.08	0.07	0.07	0.04	—	—
Real estate secured	0.26	0.08	0.05	0.05	0.04	—	—
Student loans	0.10	0.14	0.07	0.10	0.09	—	—
Installment and other loans (a)	2.35	1.99	1.47	1.67	1.79	—	—

Total consumer	0.46	0.27	0.19	0.20	0.19	—	—

Total, as % of average loans, net	0.41%	0.19	0.14	0.15	0.14	—	—

Consumer real estate secured net charge-offs:
First lien	$(122)	(32)	(17)	(15)	(15)	—%	—
Second lien	(25)	(15)	(12)	(12)	(7)	67	—

Total consumer real estate secured net charge-offs	$(147)	(47)	(29)	(27)	(22)	—%	—

(a)	Principally auto loans.
(b)	Annualized.

•

Net charge-offs in the loan portfolio of $461 million increased $255 million, or 124%, driven by growth in consumer real estate, commercial real estate and auto; annualized net charge-offs up 22 basis points to 0.41% of average loans

—	Commercial net charge-offs of $162 million increased 26 bps to 0.34% of loans, driven by growth in residential commercial real estate losses to $117 million, increasing to 1.09% of commercial real estate loans, somewhat offset by lower commercial losses

•	During 4Q07 we performed an extensive review of our REFS residential-related commercial real estate portfolio given the dramatic pace of change in the housing market

—	Consumer net charge-offs of $299 million increased 19 bps to 0.46%, driven by a $100 million increase in consumer real estate net charge-offs

•	4Q07 results include $93 million in losses in the Pick-a-Payment portfolio including $63 million relating to FFIEC methodology alignment for the portfolio

•

Installment loan net charge-offs of $150 million increased $27 million driven by auto net losses of $138 million, which included $8 million associated with a change in our charge-off policy for bankrupt borrowers to include losses on partially-paying customers at the time of bankruptcy

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Wachovia 4Q07 Quarterly Earnings Report

Allowance For Credit Losses

Allowance for Credit Losses

	2007				2006	4Q07 vs 3Q07	4Q07 vs 4Q06
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Allowance for credit losses (a)
Allowance for loan losses, beginning of period	$3,505	3,390	3,378	3,360	3,004	3%	17
Balance of acquired entities at purchase date	—	—	—	—	303	—	—
Net charge-offs	(461)	(206)	(150)	(155)	(140)	—	—
Allowance relating to loans acquired, transferred to loans held for sale or sold	(10)	(63)	(10)	(3)	(18)	(84)	(44)
Provision for credit losses related to loans transferred to loans held for sale or sold (b)	6	3	4	1	7	—	(14)
Provision for credit losses	1,467	381	168	175	204	—	—

Allowance for loan losses, end of period	4,507	3,505	3,390	3,378	3,360	29	34

Reserve for unfunded lending commitments, beginning of period	186	162	155	154	159	15	17
Provision for credit losses	24	24	7	1	(5)	—	—

Reserve for unfunded lending commitments, end of period	210	186	162	155	154	13	36

Allowance for credit losses	$4,717	3,691	3,552	3,533	3,514	28%	34

Allowance for loan losses
as % of loans, net	0.98%	0.78	0.79	0.80	0.80	—	—
as % of nonaccrual and restructured loans (c)	96	135	182	213	272	—	—
as % of nonperforming assets (c)	88	120	164	194	246	—	—
Allowance for credit losses
as % of loans, net	1.02%	0.82	0.83	0.84	0.84	—	—

(a)	The allowance for credit losses is the sum of the allowance for loan losses and the reserve for unfunded lending commitments.
(b)	The provision related to loans transferred or sold includes recovery of lower of cost or market losses.
(c)	These ratios do not include nonperforming assets included in loans held for sale.

•

Allowance for credit losses increased $1.0 billion to $4.7 billion, reflecting increased risk in the consumer real estate, commercial real estate and auto portfolios largely resulting from a more uncertain credit environment following a dramatic pace of change in the residential housing market, as well as continued loan growth

—	$704 million of the increase related to consumer

•

$594 million reflects an increase in our expected loss factors on the Pick-a-Payment portfolio with a focus on weaker loans in stressed geographic markets; Pick-a-Payment portfolio allowance of 66 bps of loans compared with 22 bps at the end of 3Q07

•	$82 million of the increase related to auto, largely reflecting higher expected losses, up to 195 bps of loans compared with 163 bps at the end of 3Q07

—	$362 million of the increase related to commercial

•

$218 million of the commercial increase, including $100 million in FAS 114 reserves for impaired loans, related to our REFS commercial real estate portfolio following an extensive review of a significant portion of the portfolio given the accelerated downturn in the housing market and its impact on the consumer and related commercial sectors

•

$65 million reflects an additional increase of FAS 114 reserves which included $50 million of market disruption losses taken on a commercial loan that financed a third-party purchase of $255 million of residential subprime assets

—	The above factors were partially offset by a $40 million decrease in the unallocated reserve associated with the Pick-a-Payment portfolio, which was established at the time of the Golden West merger consummation, and $10 million related to loans transferred to held for sale or sold

—	As a percentage of loans, the allowance for loan losses of 0.98% and the allowance for credit losses of 1.02% each rose 20 bps

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Wachovia 4Q07 Quarterly Earnings Report

Allowance for Credit Losses

	2007
	Fourth Quarter		Third Quarter		Second Quarter
(In millions)	Amount	As a % of loans, net	Amount	As a % of loans, net	Amount	As a % of loans, net
Allowance for loan losses
Commercial	$2,392	1.20%	$2,054	1.08%	$1,889	1.09%
Consumer	1,950	0.74	1,246	0.48	1,371	0.54
Unallocated	165	—	205	—	130	—

Total	4,507	0.98	3,505	0.78	3,390	0.79
Reserve for unfunded lending commitments
Commercial	210	—	186	—	162	—

Allowance for credit losses	$4,717	1.02%	$3,691	0.82%	$3,552	0.83%

Memoranda
Total commercial (Including reserve for unfunded lending commitments)	$2,602	1.31%	$2,240	1.18%	$2,051	1.17%

Nonperforming Assets

Nonperforming Assets

	2007				2006	4Q07 vs 3Q07	4Q07 vs 4Q06
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Nonaccrual Loans
Commercial:
Commercial, financial and agricultural	$602	354	318	303	226	70%	—
Commercial real estate - construction and mortgage	1,059	289	161	117	93	—	—

Total commercial	1,661	643	479	420	319	—	—

Consumer:
Real estate secured:
First lien	2,948	1,865	1,293	1,076	868	58	—
Second lien	58	41	43	37	32	41	81
Installment and other loans (a)	42	45	42	51	15	(7)	—

Total consumer	3,048	1,951	1,378	1,164	915	56	—

Total nonaccrual loans	4,709	2,594	1,857	1,584	1,234	82	—

Foreclosed properties (b)	389	334	207	155	132	16	—

Total nonperforming assets	$5,098	2,928	2,064	1,739	1,366	74	—
As % of loans, net, and foreclosed properties (c)	1.10%	0.65	0.48	0.41	0.32	—	—

Nonperforming assets included in loans held for sale
Commercial	$—	—	—	1	1	—	—
Consumer	62	59	42	25	15	5	—

Total nonperforming assets included in loans held for sale	62	59	42	26	16	5	—

Nonperforming assets included in loans and in loans held for sale	$5,160	2,987	2,106	1,765	1,382	73	—
As % of loans, net, foreclosed properties and loans held for sale (d)	1.08%	0.63	0.47	0.40	0.32	—	—

Past due loans, 90 days and over, and nonaccrual loans
Accruing loans past due 90 days and over	$708	590	562	555	650	20	9
Nonaccrual loans	4,709	2,594	1,857	1,584	1,234	82	—

Total past due loans 90 days and over, and nonaccrual loans	$5,417	3,184	2,419	2,139	1,884	70%	—
Commercial, as a % of loans, net	0.89%	0.38%	0.31	0.28	0.23	—	—
Consumer, as a % of loans, net	1.39%	0.95%	0.74	0.66	0.59	—	—

(a)	Principally auto loans; nonaccrual status does not apply to student loans.
(b)	Restructured loans are not significant.
(c)	These ratios do not include nonperforming assets included in loans held for sale.
(d)	These ratios reflect nonperforming assets included in loans held for sale.

•	Nonperforming loans in the loan portfolio of $4.7 billion increased $2.1 billion driven by growth in consumer and commercial real estate

—	Commercial nonaccruals of $1.7 billion rose $1.0 billion driven by a $770 million increase in commercial real estate

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Wachovia 4Q07 Quarterly Earnings Report

•

New commercial nonaccrual inflows were $1.3 billion, including $876 million in the Real Estate Financial Services portfolio (REFS) following an extensive review of a significant portion of the portfolio in response to the accelerated downturn in the residential housing market; $752 million of this increase related to the residential portion of the REFS portfolio

•

Commercial, financial and agricultural nonaccruals of $602 million rose $248 million and included $178 million associated with a loan that financed the sale of $255 million of residential subprime mortgage assets; the marks and exposures to these assets were previously included in our 3Q07 Form 10-Q subprime mortgage disclosure

—	Consumer nonaccruals of $3.0 billion increased $1.1 billion largely on consumer real estate, of which $1.0 billion was related to the Pick-a-Payment portfolio

•	4Q07 period-end average LTV of the consumer real estate nonaccrual loan portfolio of 76% based on values at origination and only 4% of nonaccrual loans were originated with an LTV of 90% or higher

•	$58 million, or 2%, of consumer real estate nonaccrual loans secured by a second lien

•	Foreclosed properties of $389 million increased $55 million driven by consumer real estate

—	Pick-a-Payment foreclosed properties increased $14 million to $170 million, up 73 properties to 635

•	In the month of December, 267 properties were sold compared with 253 new properties reflecting our strategy of aggressive resolution of problem assets

—	$21 million of the increase was driven by assets previously in loans held for sale

Nonperforming Loans (a)

	2007				2006	4Q07 vs 3Q07	4Q07 vs 4Q06
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Balance, beginning of period	$2,594	1,857	1,584	1,234	578	40%	—

Commercial nonaccrual loan activity
Commercial nonaccrual loans, beginning of period	643	479	420	319	355	34	81
New nonaccrual loans and advances	1,303	298	205	196	157	—	—
Charge-offs	(184)	(46)	(43)	(40)	(42)	—	—
Transfers (to) from other real estate owned	—	(5)	(2)	—	(1)	—	—
Sales	(26)	(14)	(15)	(1)	(81)	86	(68)
Other, principally payments	(75)	(69)	(86)	(54)	(69)	9	9

Net commercial nonaccrual loan activity	1,018	164	59	101	(36)	—	—

Commercial nonaccrual loans, end of period	1,661	643	479	420	319	—	—

Consumer nonaccrual loan activity
Consumer nonaccrual loans, beginning of period	1,951	1,378	1,164	915	223	42	—
Balance of acquired entity at purchase date	—	—	—	—	589	—	—
New nonaccrual loans, advances and other, net	1,097	573	217	249	103	91	—
Sales and securitizations	—	—	(3)	—	—	—	—

Net consumer nonaccrual loan activity	1,097	573	214	249	692	91	59

Consumer nonaccrual loans, end of period	3,048	1,951	1,378	1,164	915	56	—

Balance, end of period	$4,709	2,594	1,857	1,584	1,234	82%	—

(a)	Nonperforming assets included in loans held for sale at December 31, September 30, June 30 and March 31, 2007 and at December 31, 2006, were $62 million, $59 million, $42 million, $26 million and $16 million, respectively.

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Wachovia 4Q07 Quarterly Earnings Report

The following table provides additional information on our consumer real estate portfolio.

Consumer Real Estate FICO/LTV Stratification (a)

		Original CLTV
(Dollars in millions)	Original FICO	<= 70	71 -80	81-90	91+	Total
Pick-a-Payment Mortgage	700+	12%	19	3	0	$41,715
	620 - 699	14	27	2	0	52,712
	<620	10	11	0	0	25,202
	Total	36	57	5	0	119,629
Traditional Mortgage	700+	34	34	3	4	35,820
	620 - 699	8	11	1	2	11,091
	<620	1	1	0	1	1,080
	Total	43	46	4	7	47,991
Home Equity	700+	25	15	24	8	43,026
	620 - 699	7	6	9	5	15,643
	<620	1	1	1	0	1,430
	Total	33	22	34	13	60,099
Total	700+	20	21	9	3	120,561
	620 - 699	11	18	4	2	79,446
	<620	6	6	0	0	27,712
	Total	37%	45	13	5	$227,719

(a)	FICO scores and LTVs at origination. Second lien LTVs reflect total amount borrowed, including first lien positions held by third parties. LTV data assumes that home equity lines are fully funded.

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Wachovia 4Q07 Quarterly Earnings Report

SUMMARY OPERATING RESULTS

Business segment results are presented excluding (i) merger-related and restructuring expenses, (ii) deposit base intangible and other intangible amortization expense, (iii) amounts presented as discontinued operations, and (iv) the cumulative effect of a change in accounting principle. This is the basis on which we manage and allocate capital to our business segments. We continuously assess assumptions, methodologies and reporting classifications to better reflect the true economics of our business segments and the management of our businesses.

In 3Q07, as previously indicated, we realigned the General Bank’s private advisory business to Wealth Management and the General Bank’s commercial real estate business to the Corporate Lending subsegment within the Corporate and Investment Bank. In 2Q07, we discontinued certain intercompany fee arrangements between Capital Management and the Parent and realigned the reporting of mortgage servicing rights hedging results from the General Bank to the Parent such that all volatility associated with mortgage servicing rights valuations net of related economic hedges is now reported in the Parent. In 1Q07, we moved our cross-border leveraged leases, consisting of our portfolios of Lease-In, Lease-Out and Sale-In, Lease-Out transactions, from the Corporate and Investment Bank to the Parent. We have updated information for prior quarters to reflect all of these changes. The impact to segment earnings for full year 2006 as a result of these and other changes was a $626 million decrease in the General Bank, a $35 million increase in Wealth Management, a $493 million increase in the Corporate and Investment Bank, a $20 million decrease in Capital Management and a $118 million increase in the Parent.

A provision for credit losses is allocated to each core business segment based on net charge-offs, and any difference between the total for each segment and the consolidated provision for credit losses is recorded in the Parent segment.

In order to remove interest rate risk from each core business segment, the management reporting model employs a funds transfer pricing (FTP) system. The FTP system matches the duration of the funding used by each segment to the duration of the assets and liabilities contained in each segment. Matching the duration, or the effective term until an instrument is expected to reprice or mature, allocates interest income and/or interest expense to each segment to insulate its resulting net interest income from interest rate risk.

In a falling rate environment, we experience a tightening spread between deposit costs and wholesale funding costs. However, our FTP system passes the effect of this tightening to deposit-providing business units on a lagged basis. Additionally, the effect of the FTP system is a decrease in charges to business units for funding to support predominantly floating-rate assets. The impact of lower rates earned on floating-rate assets and lagging rates on longer duration deposits is captured in the central money book in the Parent. Interest rate risk at Wachovia is actively managed at the corporate level and is unaffected by volatility in the central money book that may arise as a result of our FTP methodology.

3Q07 results include a $249 million after-tax ($396 million pre-tax) benefit related to correction of errors primarily in prior periods in 2007. Wachovia’s management believes that this impact was not material to 3Q07 or prior period financial statements, and the Audit Committee of Wachovia’s Board of Directors, based on information reviewed by management with the Committee, concurred with management’s conclusion.

These errors included $232 million (pre-tax) related to correction of a 2Q07 error in the application of hedge accounting for certain variable demand deposits that have no stated maturity. Effective April 1, 2007, we are no longer designating these deposits as hedged instruments in hedge accounting strategies. Also, we recorded an $88 million pre-tax reduction in the allowance for loan losses based on correction of an error in the consumer formula-based component for overdrafts that related to prior periods. Net interest income for 3Q07 also includes a benefit of $39 million pre-tax from reversal of amortization of deferred costs incorrectly recorded earlier in 2007 on certain of our mortgage products. Other income includes a benefit of $37 million pre-tax related to the correction of prior period hedge accounting ineffectiveness.

In 3Q07, we adopted Financial Accounting Standards Board (FASB) Staff Position (FSP) No. FIN 39-1, “Amendment of FASB Interpretation No. 39,” which permits netting cash collateral received or posted against the applicable derivative asset or liability in situations where the applicable netting criteria are met. This new interpretation, which the FASB issued in April 2007, is effective January 1, 2008, with early adoption permitted.

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Wachovia 4Q07 Quarterly Earnings Report

The FSP requires retrospective adoption to earlier periods. Adoption of this standard resulted in a net reduction in total assets and total liabilities of $4.3 billion at September 30, 2007. The interest income or expense related to cash collateral was reclassified to trading account profits in the results of operations resulting in a 2 bps increase to the 2Q07 net interest margin.

On January 1, 2007, we adopted FASB FSP FAS 13-2, “Accounting for a Change or Projected Change in the Timing of Cash Flows Relating to Income Taxes Generated by a Leveraged Lease Transaction” (FSP 13-2), FASB Interpretation (FIN) No. 48, “Accounting for Uncertainty in Income Taxes—an amendment of FASB Statement No. 109,” Statement of Financial Accounting Standards (SFAS) No. 155, “Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140,” and Emerging Issues Task Force (EITF) Issue No. 06-5, “Accounting for Purchases of Life Insurance—Determining the Amount That Could Be Realized in Accordance with FASB Technical Bulletin No. 85-4, ‘Accounting for Purchases of Life Insurance.’” For all of these new standards, the cumulative effect of adoption is recorded as an adjustment, net of applicable taxes, to January 1, 2007, beginning retained earnings.

FSP 13-2 amends SFAS 13, “Accounting for Leases,” such that changes that affect the timing of cash flows but not the total net income under a leveraged lease will trigger a recalculation of the lease. FIN 48 clarifies the criteria for recognition of income tax benefits in accordance with SFAS No. 109.

We have two primary classes of leveraged lease transactions that are affected by FSP 13-2: Lease-In, Lease-Out transactions (LILOs) and a second group of transactions that are broadly referred to as Sale-In, Lease-Out transactions (SILOs). SILOs principally include service contract and qualified technological equipment leases. We settled with the IRS in June 2004 on all matters relating to our portfolio of LILOs. On SILOs, we have concluded that it is possible that, upon ultimate resolution of a potential dispute with the IRS, we may not realize all of the income tax benefits originally recorded. On January 1, 2007, we recorded a $1.4 billion after-tax charge to beginning retained earnings entirely related to our portfolio of LILOs and SILOs. The amount of this reduction to beginning retained earnings will be recognized in earnings over the remaining terms of the affected leases, generally 35 years to 40 years. The impact on 2007 results of this charge is a reduction to net income of $98 million after-tax. The impact of the adoption of FIN 48 for other matters amounted to a $4 million reduction in beginning retained earnings.

SFAS 155 permits companies to record certain hybrid financial instruments at fair value with corresponding changes in fair value recorded in the results of operations. Hybrid financial instruments are those containing an embedded derivative. SFAS 155 also provides a one-time opportunity to elect to record certain hybrid financial instruments existing on January 1, 2007, at fair value. We did not elect to carry any such financial instruments at fair value, and accordingly, had no cumulative effect adjustment from the adoption.

EITF Issue No. 06-5 addresses the accounting for certain corporate and bank-owned life insurance policies. The impact of adoption of this standard amounted to a $4 million reduction in beginning retained earnings.

In September 2006, the FASB issued SFAS 157, “Fair Value Measurements,” which establishes a framework for measuring fair value under U.S. GAAP, expands disclosures about fair value measurements and provides new income recognition criteria for certain derivative contracts. SFAS 157 does not establish any new fair value measurements; rather it defines “fair value” for other accounting standards that require the use of fair value for recognition or disclosure. In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities,” which permits companies to elect to carry certain financial instruments at fair value with corresponding changes in fair value recorded in the results of operations. Both SFAS 157 and SFAS 159 are effective on January 1, 2008, and early adoption was permitted on January 1, 2007. We adopted these standards on January 1, 2008. The effect of adopting SFAS 157 either will be recorded directly to first quarter 2008 results of operations or as a cumulative effect of a change in accounting principle through an adjustment to beginning retained earnings on January 1, 2008, depending on the nature of the financial instrument to which the new fair value measurement is applied. The transition adjustment for SFAS 159 was recorded as a cumulative effect of a change in accounting principle through an adjustment to beginning retained earnings on January 1, 2008.

The adoption of SFAS 157 will result in gains in the first quarter 2008 results of operations of $250 million to $350 million pre-tax related primarily to a change in the methodology used to calculate the fair value of certain investments in private equity funds held in a wholly-owned investment company. Also, on January 1, 2008, we

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Wachovia 4Q07 Quarterly Earnings Report

recorded a $37 million after-tax gain ($61 million pre-tax) as a cumulative effect adjustment to beginning retained earnings related to removal of blockage discounts previously applied in determining the fair value of certain actively traded public equity investments and to profits previously deferred on certain derivative transactions.

Upon adoption of SFAS 159, we elected to record certain existing securities and loans held for sale at fair value and in connection therewith recorded a $39 million after-tax ($62 million pre-tax) charge to 2008 beginning retained earnings as a cumulative effect of the adoption of SFAS 159. Prospectively, we plan to elect fair value for certain newly originated loans, certain purchased securities and debt issuances with related unrealized gains and losses reported in the results of operations.

As of January 1, 2008, we will adopt two EITF issues relating to the accounting for split-dollar life insurance policies that are held on certain current and former employees. The impact of adoption of these standards will amount to an after-tax reduction in beginning retained earnings of approximately $20 million.

On January 31, 2007, Wachovia acquired a majority ownership interest in European Credit Management, Ltd. (ECM), a London-based fixed income asset management firm.

On October 1, 2007, we completed the acquisition of A.G. Edwards, Inc., a retail brokerage firm headquartered in St. Louis, Missouri. A.G. Edwards was combined with Wachovia Securities on January 1, 2008, and the combined firm has a national footprint of 3,700 brokerage locations, including 1,500 dedicated retail offices in all 50 states and the District of Columbia, $1.2 trillion in client assets and nearly 15,000 financial advisors. The brokerage organization is headquartered in St. Louis. Under the terms of the agreement, A.G. Edwards shareholders received 0.9844 shares of Wachovia common stock and $35.80 in cash for each share of A.G. Edwards common stock. A.G. Edwards results are included in our consolidated results beginning in 4Q07.

WACHOVIA CORPORATION

Performance Summary

	Three Months Ended December 31, 2007
(Dollars in millions)	General Bank	Wealth Management	Corporate and Investment Bank	Capital Management	Parent	Merger- Related and Restructuring Expenses	Total Corporation
Income statement data
Total revenue (Tax-equivalent)	$4,428	402	162	2,523	(315)	—	7,200
Noninterest expense	2,148	260	991	1,972	228	187	5,786
Minority interest	—	—	—	—	118	(11)	107
Segment earnings (loss) from continuing operations	$1,239	85	(596)	350	(918)	(109)	51
Performance and other data
Economic profit	$981	66	(911)	283	(239)	—	180
Risk adjusted return on capital (RAROC)	44.20%	50.98	(20.93)	58.05	(39.47)	—	13.54
Economic capital, average	$11,721	655	11,326	2,392	1,882	—	27,976
Cash overhead efficiency ratio (Tax-equivalent)	48.52%	64.87	609.60	78.14	(37.51)	—	76.21
FTE employees	55,653	4,712	6,161	29,940	25,424	—	121,890
Business mix/Economic capital
Based on total revenue	61.50%	5.58	2.25	35.04
Based on segment earnings	774.38	53.13	(372.50)	218.75
Average economic capital change (4Q07 vs 4Q06)	5%	3	35	59

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Wachovia 4Q07 Quarterly Earnings Report

FULL YEAR 2007 VS. 2006

The following Combined 2006 information is not prepared in accordance with GAAP. Please refer to Wachovia’s Current Report on Form 8-K dated January 23, 2007 for information about “Combined” 2006 information. 2007 information includes AGE results from October 1, 2007 and not for any periods prior to that date.

TOTAL CORPORATION

Performance Summary

			2007 vs 2006		Combined
	Years Ended December 31,						2007 vs 2006
(Dollars in millions, except per share data)	2007	2006			2007	2006
Income statement data
Net interest income (Tax-equivalent)	$18,282	15,404	19%		$18,282	18,115	1%
Fee and other income	13,297	14,665	(9)		13,297	15,009	(11)

Total revenue (Tax-equivalent)	31,579	30,069	5		31,579	33,124	(5)
Provision for credit losses	2,261	434	—		2,261	441	—
Noninterest expense	19,822	17,596	13		19,822	18,837	5
Minority interest	571	414	38		571	414	38
Income taxes (Tax-equivalent)	2,613	3,880	(33)		2,613	4,473	(42)

Income from continuing operations	6,312	7,745	(19)		6,312	8,959	(30)
Discontinued operations, net of income taxes	—	46	—		—	46	—

Net income (GAAP)	$6,312	7,791	(19)%		$6,312	9,005	(30)%

Performance and other data
Diluted earnings per share
Net income (GAAP)	$3.26	4.63	(30)%
Earnings excluding merger-related and restructuring expenses	3.34	4.68	(29)
Economic profit	$4,596	5,598	(18)
Risk adjusted return on capital (RAROC)	28.87%	38.18	(931	)bps
Economic capital, average	$25,713	20,597	25
Cash overhead efficiency ratio (Tax-equivalent)	60.59%	56.52	407bps		60.59%	54.63	596bps
Cash operating leverage	$(629)	2,095	—
Lending commitments	276,983	254,415	9
Average loans, net	429,128	307,722	39		$429,128	398,438	8%
Average core deposits	$379,261	309,026	23		$379,261	355,808	7%
FTE employees	121,890	109,460	11%

	General Bank		2007 vs 2006	Wealth Management		2007 vs 2006
(In millions)	Actual 2007	Combined 2006		Actual 2007	Actual 2006
Income statement data
Net interest income (Tax-equivalent)	$13,717	13,550	1%	$735	715	3%
Fee and other income	3,771	3,594	5	798	782	2
Intersegment revenue	165	140	18	13	11	(18)

Total revenue (Tax-equivalent)	17,653	17,284	2	1,546	1,508	3
Provision for credit losses	858	426	—	16	4	—
Noninterest expense	8,163	7,594	7	1,026	1,029	—
Income taxes (Tax-equivalent)	3,151	3,381	(7)	184	173	6

Segment earnings	$5,481	5,883	(7)%	$320	302	6%

	Corporate and Investment Bank		2007 vs 2006	Capital Management		2007 vs 2006
(In millions)	Actual 2007	Actual 2006		Actual 2007	Actual 2006
Income statement data
Net interest income (Tax-equivalent)	$3,316	2,912	14%	$1,120	1,034	8%
Fee and other income	1,832	4,833	(62)	6,668	5,103	31
Intersegment revenue	(140)	(126)	11	(38)	(33)	(15)

Total revenue (Tax-equivalent)	5,008	7,619	(34)	7,750	6,104	27
Provision for credit losses	117	(34)	—	—	—	—
Noninterest expense	3,663	3,756	(2)	5,844	4,670	25
Income taxes (Tax-equivalent)	448	1,422	(68)	696	523	33

Segment earnings	$780	2,475	(68)%	$1,210	911	33%

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Wachovia 4Q07 Quarterly Earnings Report

GENERAL BANK

This segment includes Retail and Small Business, and Commercial.

General Bank

Performance Summary

	2007				2006	4Q07 vs 3Q07	4Q07 vs 4Q06
(Dollars in millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Income statement data
Net interest income (Tax-equivalent)	$3,420	3,483	3,393	3,421	3,468	(2)%	(1)
Fee and other income	963	969	969	870	956	(1)	1
Intersegment revenue	45	45	41	34	37	—	22

Total revenue (Tax-equivalent)	4,428	4,497	4,403	4,325	4,461	(2)	(1)
Provision for credit losses	329	214	160	155	148	54	—
Noninterest expense	2,148	2,013	2,035	1,967	1,934	7	11
Income taxes (Tax-equivalent)	712	829	805	805	869	(14)	(18)

Segment earnings	$1,239	1,441	1,403	1,398	1,510	(14)%	(18)

Performance and other data
Economic profit	$981	1,121	1,058	1,064	1,178	(12)%	(17)
Risk adjusted return on capital (RAROC)	44.20%	49.48	47.90	49.18	52.93	—	—
Economic capital, average	$11,721	11,554	11,501	11,304	11,147	1	5
Cash overhead efficiency ratio (Tax-equivalent)	48.52%	44.77	46.21	45.49	43.36	—	—
Lending commitments	$131,334	131,267	128,440	124,322	119,200	—	10
Average loans, net	305,750	297,142	294,222	291,124	289,474	3	6
Average core deposits	$296,560	290,354	290,565	284,009	280,069	2	6
FTE employees	55,653	56,605	57,642	56,758	56,076	(2)%	(1)

General Bank Key Metrics

	2007				2006	4Q07 vs 3Q07	4Q07 vs 4Q06
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Customer overall satisfaction score (a)	6.62	6.63	6.65	6.63	6.64	—%	—
New/Lost ratio	1.33	1.34	1.29	1.26	1.29	(1)	3
Online active customers (In thousands) (b)	4,677	4,491	4,322	4,102	3,997	4	17
Financial centers	3,355	3,381	3,361	3,399	3,375	(1)%	(1)

(a)	Gallup survey measured on a 1-7 scale; 6.4 = "best in class".
(b)	Retail and small business.

SEGMENT EARNINGS OF $1.2 BILLION, DOWN 14% AND 18% FROM 4Q06

•	Revenue of $4.4 billion declined 2% and 1% from 4Q06

—	Net interest income decreased $63 million, or 2%, as the benefit of 3% loan growth was more than offset by narrowing loan spreads, including the effect of rising nonperforming assets, and lower deposit spreads largely reflecting the continued shift in deposit mix

—	Fees were relatively stable as strength in consumer service charges was more than offset by a $33 million loss on the sale of student loans and lower mortgage banking fees due to reduced origination volume somewhat offset by improved pricing; interchange fees declined as higher volume was more than offset by increased debit/credit card rewards program costs from unusually low 3Q07 levels due to a vendor change

•	Provision expense increased 54% to $329 million driven by higher net losses in consumer real estate and auto, which includes some seasonality, and in commercial

—	Provision included $31 million related to the Pick-a-Payment FFIEC methodology alignment

•	Expenses increased $135 million, or 7%, driven by higher salaries and benefits, including $47 million in non-merger severance expense as well as increased loan foreclosure costs

—	Reflects $19 million of de novo and branch consolidation costs and $25 million relating to Western expansion

•	Average loans increased 3% and 6% from 4Q06

—	Commercial loans up $1.5 billion, or 2%, driven by growth in middle-market and business banking

—	Consumer loans increased $7.2 billion, or 3%, driven by growth in consumer real estate, auto and student

•

Average core deposits increased 2% and 6% from 4Q06 on strong commercial growth reflecting seasonally higher government deposits as well as consumer growth; strength in CDs and interest checking more than offset a decline in savings

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Wachovia 4Q07 Quarterly Earnings Report

—	Retail net new checking account sales of 90,500 including 18,000 in the World Savings network compared with 20,500 in 3Q07

•	Opened 23 de novo branches during the quarter; including 5 branches in California; consolidated 49 branches

Retail and Small Business

This sub-segment includes Retail Banking, Small Business Banking, Wachovia Mortgage, Wachovia Home Equity, Wachovia Education Finance and other retail businesses.

Retail and Small Business

Performance Summary

	2007				2006	4Q07 vs 3Q07	4Q07 vs 4Q06
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Income statement data
Net interest income (Tax-equivalent)	$2,489	2,581	2,527	2,583	2,611	(4)%	(5)
Fee and other income	830	838	841	747	836	(1)	(1)
Intersegment revenue	16	15	14	10	8	7	—

Total revenue (Tax-equivalent)	3,335	3,434	3,382	3,340	3,455	(3)	(3)
Provision for credit losses	151	93	64	58	56	62	—
Noninterest expense	1,756	1,662	1,673	1,600	1,576	6	11
Income taxes (Tax-equivalent)	522	614	598	615	667	(15)	(22)

Segment earnings	$906	1,065	1,047	1,067	1,156	(15)%	(22)

Performance and other data
Economic profit	$743	869	834	857	947	(14)%	(22)
Risk adjusted return on capital (RAROC)	51.43%	58.43	56.86	58.81	63.25	—	—
Economic capital, average	$7,290	7,263	7,297	7,268	7,191	—	1
Cash overhead efficiency ratio (Tax-equivalent)	52.67%	48.43	49.42	47.92	45.64	—	—
Average loans, net	$223,563	216,954	216,001	215,157	215,387	3	4
Average core deposits	$250,345	247,667	247,521	240,518	236,272	1%	6

GENERAL BANK- RETAIL AND SMALL BUSINESS LOAN PRODUCTION

Retail and Small Business

	2007				2006	4Q07 vs 3Q07	4Q07 vs 4Q06
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Loan production
Mortgage	$12,419	13,983	15,943	14,464	15,480	(11)%	(20)
Home equity	6,122	7,315	9,044	8,137	7,784	(16)	(21)
Student	733	1,346	645	1,155	886	(46)	(17)
Installment	127	158	201	175	171	(20)	(26)
Other retail and small business	1,168	1,356	1,529	1,429	1,398	(14)	(16)

Total loan production	$20,569	24,158	27,362	25,360	25,719	(15)%	(20)

WACHOVIA.COM

Wachovia.com

	2007				2006	4Q07 vs 3Q07	4Q07 vs 4Q06
(In thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Online product and service enrollments
Retail	13,272	12,664	11,997	11,517	11,574	5%	15
Wholesale	821	781	748	723	732	5	12

Total online product and service enrollments	14,093	13,445	12,745	12,240	12,306	5	15
Enrollments per quarter	823	878	767	796	691	(6)	19

Dollar value of transactions (In billions)	$67.3	62.4	57.5	47.3	38.6	8%	74

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Wachovia 4Q07 Quarterly Earnings Report

COMMERCIAL

This sub-segment includes Business Banking, Middle-Market Commercial and Government Banking.

Commercial

Performance Summary

	2007				2006	4Q07 vs 3Q07	4Q07 vs 4Q06
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Income statement data
Net interest income (Tax-equivalent)	$931	902	866	838	857	3%	9
Fee and other income	133	131	128	123	120	2	11
Intersegment revenue	29	30	27	24	29	(3)	—

Total revenue (Tax-equivalent)	1,093	1,063	1,021	985	1,006	3	9
Provision for credit losses	178	121	96	97	92	47	93
Noninterest expense	392	351	362	367	358	12	9
Income taxes (Tax-equivalent)	190	215	207	190	202	(12)	(6)

Segment earnings	$333	376	356	331	354	(11)%	(6)

Performance and other data
Economic profit	$238	252	224	207	231	(6)%	3
Risk adjusted return on capital (RAROC)	32.31%	34.33	32.33	31.85	34.18	—	—
Economic capital, average	$4,431	4,291	4,204	4,036	3,956	3	12
Cash overhead efficiency ratio (Tax-equivalent)	35.87%	32.96	35.55	37.23	35.53	—	—
Average loans, net	$82,187	80,188	78,221	75,967	74,087	2	11
Average core deposits	$46,215	42,687	43,044	43,491	43,797	8%	6

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Wachovia 4Q07 Quarterly Earnings Report

WEALTH MANAGEMENT

This segment includes Private Banking, Personal Trust, Investment Advisory Services, Charitable Services, Financial Planning and Insurance Brokerage (property and casualty, and high net worth life).

Wealth Management

Performance Summary

	2007				2006	4Q07 vs 3Q07	4Q07 vs 4Q06
(Dollars in millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Income statement data
Net interest income (Tax-equivalent)	$184	186	183	182	180	(1)%	2
Fee and other income	215	184	203	196	200	17	8
Intersegment revenue	3	4	3	3	4	(25)	(25)

Total revenue (Tax-equivalent)	402	374	389	381	384	7	5
Provision for credit losses	7	6	2	1	—	17	—
Noninterest expense	260	253	255	258	253	3	3
Income taxes (Tax-equivalent)	50	41	48	45	47	22	6

Segment earnings	$85	74	84	77	84	15%	1

Performance and other data
Economic profit	$66	54	62	56	62	22%	6
Risk adjusted return on capital (RAROC)	50.98%	43.78	49.13	46.97	49.77	—	—
Economic capital, average	$655	652	656	631	635	—	3
Cash overhead efficiency ratio (Tax-equivalent)	64.87%	67.39	65.49	67.78	65.57	—	—
Lending commitments	$7,011	7,007	6,892	6,686	6,504	—	8
Average loans, net	21,831	21,600	21,160	20,425	19,840	1	10
Average core deposits	$16,772	16,943	17,373	17,316	17,255	(1)	(3)
FTE employees	4,712	4,547	4,580	4,589	4,675	4%	1

Wealth Management Key Metrics

	2007				2006	4Q07 vs 3Q07	4Q07 vs 4Q06
(Dollars in millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Assets under management (a)	$83,479	82,801	79,329	76,214	75,297	1	11
Wealth Management advisors	1,118	1,109	1,113	1,100	1,111	1%	1

(a)	Includes $45 billion in assets managed by and reported in Capital Management.

RECORD SEGMENT EARNINGS OF $85 MILLION, UP 15% AND 1% FROM 4Q06

•	Revenue of $402 million increased 7%; up 5% from 4Q06

—	Net interest income declined 1% as tighter spreads and lower core deposits offset loan growth

—	Fee and other income increased 17% from 3Q07 and 8% from 4Q06 driven by record growth in fiduciary and asset management fees from lower 3Q07 levels, which included an $11 million receivables write-off, and reflects the benefits of a pricing initiative implemented during 3Q07 and other growth

•	Expenses increased 3% from both 3Q07 and 4Q06 on higher salaries and benefits including non-merger severance costs

•	Assets under management increased 1% from 3Q07 as fund inflows offset market declines and were up 11% vs. 4Q06 resulting from new sales on the investment platform and market appreciation

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Wachovia 4Q07 Quarterly Earnings Report

CORPORATE AND INVESTMENT BANK

This segment includes Corporate Lending, Investment Banking, and Treasury and International Trade Finance.

Corporate and Investment Bank

Performance Summary

	2007				2006	4Q07 vs 3Q07	4Q07 vs 4Q06
(Dollars in millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Income statement data
Net interest income (Tax-equivalent)	$988	839	774	715	776	18%	27
Fee and other income	(789)	21	1,505	1,095	1,363	—	—
Intersegment revenue	(37)	(38)	(35)	(30)	(37)	(3)	—

Total revenue (Tax-equivalent)	162	822	2,244	1,780	2,102	(80)	(92)
Provision for credit losses	112	1	(2)	6	3	—	—
Noninterest expense	991	654	1,069	949	1,044	52	(5)
Income taxes (benefits) (Tax-equivalent)	(345)	62	430	301	385	—	—

Segment earnings (loss)	$(596)	105	747	524	670	—%	—

Performance and other data
Economic profit (loss)	$(911)	(223)	456	259	397	—%	—
Risk adjusted return on capital (RAROC)	(20.93)%	2.05	31.55	23.52	29.87	—	—
Economic capital, average	$11,326	9,881	8,909	8,377	8,363	15	35
Cash overhead efficiency ratio (Tax-equivalent)	609.60%	79.69	47.63	53.32	49.63	—	—
Lending commitments	$137,018	138,239	132,768	127,100	127,401	(1)	8
Average loans, net	91,646	82,993	76,760	73,370	72,699	10	26
Average core deposits	$36,131	37,066	36,571	34,119	32,466	(3)	11
FTE employees	6,161	6,293	6,434	6,220	6,305	(2)%	(2)

SEGMENT LOSS OF $596 MILLION, DOWN $701 MILLION AND $1.3 BILLION FROM 4Q06

•	Revenue of $162 million decreased $660 million and $1.9 billion from 4Q06

—	Results reflect the continued effect of the market disruption with valuation losses of $1.6 billion, as well as lower principal investing results

—	Net interest income up $149 million, or 18%, on improved trading related income, growth in higher spread structured product assets related to the 3Q07 consolidation of a structured lending vehicle and 10% loan growth that more than offset narrowing loan spreads

•	Average loans rose 10% led by structured products, income producing commercial real estate and large corporate lending; up 26% from 4Q06

—	Fee and other income decreased $810 million including $331 million lower principal investing results from strong 3Q07 levels, $298 million increase in market disruption-related valuation losses, and lower overall investment banking activity; down $2.2 billion from 4Q06

(Please see page 25 for additional detail on market disruption-related losses)

•	Principal investing declined $331 million from 3Q07 levels which included a $270 million unrealized gain relating to the sale of a minority interest in a portion of our direct investment portfolio

•	Securities losses of $260 million vs. gains of $3 million in 3Q07 driven by market disruption-related impairments to subprime-related assets in structured products

•

Trading account losses of $763 million declined $243 million and included net market disruption-related valuation losses of $970 million in structured products vs. $629 million in 3Q07, partially offset by macro credit hedge gains

•

Advisory and underwriting revenue of $301 million decreased $90 million related to lower investment banking activity driven by declines in structured credit products and leveraged finance, partially offset by growth in advisory services, high grade and equities

•

Other income improved $122 million to a net loss of $396 million largely driven by a $188 million reduction in net market disruption-related valuation losses, partially offset by increases in other lower of cost or market valuation losses on loans held for sale

•	Provision expense increased $111 million driven by higher charge-offs on the commercial real estate portfolio

•	Expenses increased $337 million driven by growth in salaries and benefits on higher incentives and increased professional and consulting fees; down 5% from 4Q06

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Wachovia 4Q07 Quarterly Earnings Report

•

Net market disruption-related valuation losses were $1.6 billion and included lower valuations in structured product warehouses (CDO/CLO and other structured products), commercial mortgage and consumer mortgage, partially offset by an improvement in leveraged finance

Market Disruption-Related Losses, Net

	2007
	Fourth Quarter				Third Quarter
(Pre-tax dollars in millions)	Trading profits (losses)	Securities gains (losses)	Other Income	Total	Trading profits (losses)	Securities gains (losses)	Other Income	Total
Corporate and Investment Bank
ABS CDO and other subprime-related	$(727)	(263)	(38)	(1,028)	(350)	0	0	(350)
Commercial mortgage (CMBS)	(238)	0	(362)	(600)	(129)	0	(359)	(488)
Consumer mortgage	(64)	0	(59)	(123)	(41)	0	(41)	(82)
Leveraged finance	183	(3)	(87)	93	62	0	(334)	(272)
Other	59	0	0	59	(109)	0	0	(109)

Total	$(787)	(266)	(546)	(1,599)	(567)	0	(734)	(1,301)

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Wachovia 4Q07 Quarterly Earnings Report

CORPORATE LENDING

This sub-segment includes Large Corporate Lending, Leasing and Real Estate Financial Services.

Corporate Lending

Performance Summary

	2007				2006	4Q07 vs 3Q07	4Q07 vs 4Q06
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Income statement data
Net interest income (Tax-equivalent)	$418	413	407	400	401	1%	4
Fee and other income	149	136	140	126	129	10	16
Intersegment revenue	18	16	19	18	25	13	(28)

Total revenue (Tax-equivalent)	585	565	566	544	555	4	5
Provision for credit losses	103	2	(1)	5	(2)	—	—
Noninterest expense	142	145	154	159	153	(2)	(7)
Income taxes (Tax-equivalent)	125	152	151	139	148	(18)	(16)

Segment earnings	$215	266	262	241	256	(19)%	(16)

Performance and other data
Economic profit	$62	77	93	84	89	(19)%	(30)
Risk adjusted return on capital (RAROC)	15.07%	16.74	18.73	18.31	18.37	—	—
Economic capital, average	$5,972	5,322	4,832	4,666	4,777	12	25
Cash overhead efficiency ratio (Tax-equivalent)	24.31%	25.64	27.30	29.19	27.56	—	—
Average loans, net	$62,414	58,653	56,144	55,143	54,849	6	14
Average core deposits	$4,621	5,134	5,096	5,106	5,360	(10)%	(14)

Corporate Lending

Loans Outstanding

	2007				2006	4Q07 vs 3Q07	4Q07 vs 4Q06
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Large corporate loans	$15,839	14,288	13,306	14,024	14,349	11%	10
Real estate financial services	36,229	34,396	33,385	32,464	31,684	5	14
Capital finance	10,346	9,969	9,453	8,655	8,816	4	17

Total loans outstanding	$62,414	58,653	56,144	55,143	54,849	6%	14

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Wachovia 4Q07 Quarterly Earnings Report

INVESTMENT BANKING

This sub-segment includes Equity Capital Markets, M&A, Fixed Income Division, Loan Syndications and Principal Investing.

Investment Banking

Performance Summary

	2007				2006	4Q07 vs 3Q07	4Q07 vs 4Q06
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Income statement data
Net interest income (Tax-equivalent)	$460	322	267	224	270	43%	70
Fee and other income	(1,139)	(317)	1,169	775	1,041	—	—
Intersegment revenue	(22)	(22)	(20)	(15)	(29)	—	(24)

Total revenue (Tax-equivalent)	(701)	(17)	1,416	984	1,282	—	—
Provision for credit losses	9	—	(1)	1	5	—	80
Noninterest expense	669	333	736	611	716	—	(7)
Income taxes (benefits) (Tax-equivalent)	(506)	(126)	248	136	204	—	—

Segment earnings (loss)	$(873)	(224)	433	236	357	—%	—

Performance and other data
Economic profit	$(1,021)	(349)	324	141	265	—%	—
Risk adjusted return on capital (RAROC)	(71.39)%	(22.47)	46.52	28.34	44.41	—	—
Economic capital, average	$4,917	4,134	3,661	3,295	3,158	19	56
Cash overhead efficiency ratio (Tax-equivalent)	(95.59)%	(1,845.34)	51.93	62.11	55.74	—	—
Average loans, net	$16,965	13,556	11,096	9,968	9,789	25	73
Average core deposits	$10,769	10,855	10,547	9,236	9,048	(1)%	19

Investment Banking

	2007				2006	4Q07 vs 3Q07	4Q07 vs 4Q06
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Total revenue
Fixed income global rate products	$83	138	145	125	119	(40)%	(30)
Fixed income credit products (Excluding loan portfolio)	72	(141)	217	205	164	—	(56)
Fixed income structured products/other	(1,190)	(619)	592	460	678	92	—

Total fixed income	(1,035)	(622)	954	790	961	66	—
Principal investing	23	361	300	43	141	(94)	(84)
Total equities/M&A/other	311	244	162	151	180	27	73

Total revenue	(701)	(17)	1,416	984	1,282	—	—

Trading-related revenue
Net interest income (Tax-equivalent)	118	42	46	46	77	—	53
Trading account profits (losses)	(781)	(519)	190	115	35	50	—
Other fee income	177	141	159	129	142	26	25

Total net trading-related revenue (Tax-equivalent)	(486)	(336)	395	290	254	45	—

Principal investing balances
Direct investments	1,554	1,534	1,197	1,029	1,029	1	51
Fund investments	789	776	779	805	823	2	(4)

Total principal investing balances	$2,343	2,310	1,976	1,834	1,852	1%	27

Investment Banking

	2007				2006	4Q07 vs 3Q07	4Q07 vs 4Q06
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Total revenue
Investment banking (a)	$419	436	490	452	482	(4)%	(13)
Capital markets (b)	(1,143)	(814)	626	489	659	40	—
Principal investing	23	361	300	43	141	(94)	(84)

Total revenue	$(701)	(17)	1,416	984	1,282	—%	—

(a)	Activities relating to corporate customers.
(b)	Activities relating to institutional clients.

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Wachovia 4Q07 Quarterly Earnings Report

TREASURY AND INTERNATIONAL TRADE FINANCE

This sub-segment includes Treasury Services, International Correspondent Banking and Trade Finance.

Treasury and International Trade Finance

Performance Summary

	2007				2006	4Q07 vs 3Q07	4Q07 vs 4Q06
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Income statement data
Net interest income (Tax-equivalent)	$110	104	100	91	105	6%	5
Fee and other income	201	202	196	194	193	—	4
Intersegment revenue	(33)	(32)	(34)	(33)	(33)	3	—

Total revenue (Tax-equivalent)	278	274	262	252	265	1	5
Provision for credit losses	—	(1)	—	—	—	—	—
Noninterest expense	180	176	179	179	175	2	3
Income taxes (Tax-equivalent)	36	36	31	26	33	—	9

Segment earnings	$62	63	52	47	57	(2)%	9

Performance and other data
Economic profit	$48	49	39	34	43	(2)%	12
Risk adjusted return on capital (RAROC)	54.78%	56.52	48.77	43.84	51.01	—	—
Economic capital, average	$437	425	416	416	428	3	2
Cash overhead efficiency ratio (Tax-equivalent)	64.68%	64.23	68.46	70.97	66.24	—	—
Average loans, net	$12,267	10,784	9,520	8,259	8,061	14	52
Average core deposits	$20,741	21,077	20,928	19,777	18,058	(2)%	15

•	Total treasury services product revenues for the company were $726 million in 4Q07 vs. $708 million in 3Q07 and $695 million in 4Q06

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Wachovia 4Q07 Quarterly Earnings Report

CAPITAL MANAGEMENT

This segment includes Asset Management and Retail Brokerage Services.

Capital Management

Performance Summary

	2007				2006	4Q07 vs 3Q07	4Q07 vs 4Q06
(Dollars in millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Income statement data
Net interest income (Tax-equivalent)	$323	271	264	262	258	19%	25
Fee and other income	2,211	1,444	1,536	1,477	1,370	53	61
Intersegment revenue	(11)	(8)	(11)	(8)	(8)	(38)	(38)

Total revenue (Tax-equivalent)	2,523	1,707	1,789	1,731	1,620	48	56
Provision for credit losses	—	—	—	—	—	—	—
Noninterest expense	1,972	1,273	1,330	1,269	1,232	55	60
Income taxes (Tax-equivalent)	201	159	168	168	141	26	43

Segment earnings	$350	275	291	294	247	27%	42

Performance and other data
Economic profit	$283	232	247	250	205	22%	38
Risk adjusted return on capital (RAROC)	58.05%	69.91	72.35	74.70	65.02	—	—
Economic capital, average	$2,392	1,560	1,614	1,594	1,507	53	59
Cash overhead efficiency ratio (Tax-equivalent)	78.14%	74.62	74.35	73.29	75.99	—	—
Lending commitments	$1,021	980	1,072	892	803	4	27
Average loans, net	2,295	2,142	1,663	1,554	1,419	7	62
Average core deposits	$38,019	31,489	31,221	31,683	30,100	21	26
FTE employees	29,940	17,916	17,916	17,713	17,523	67%	71

Capital Management Key Metrics

	2007				2006	4Q07 vs 3Q07	4Q07 vs 4Q06
(Dollars in billions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Equity assets	$83.7	84.7	85.3	107.1	103.6	(1)%	(19)
Fixed income assets	122.9	137.6	135.1	143.2	114.0	(11)	8
Money market assets	68.1	63.1	61.1	64.3	61.2	8	11

Total assets under management (a)	274.7	285.4	281.5	314.6	278.8	(4)	(1)

Gross fluctuating mutual fund sales	$2.5	2.0	2.7	3.7	3.0	25	(17)

Full-service financial advisors series 7	14,607	8,391	8,303	8,166	8,091	74	81
Financial center advisors series 6	3,296	2,996	2,531	2,521	2,497	10	32
Broker client assets	$1,170.4	807.2	795.8	773.0	760.0	45	54
Customer receivables including margin loans	$6.4	4.7	4.8	4.7	4.8	36	33
Traditional brokerage offices	1,539	786	774	768	751	96	—
Banking centers with brokerage services	2,203	2,038	1,834	1,850	1,824	8%	21

(a)	Includes $45 billion in assets managed for Wealth Management, which are also reported in that segment.

SEGMENT EARNINGS OF $350 MILLION, UP 27% AND UP 42% FROM 4Q06 INCLUDING THE EFFECT OF AGE

•	Revenue of $2.5 billion up 48%; up 56% from 4Q06 including $750 million relating to AGE

•	Net interest income rose 19% largely reflecting strong deposit growth including $5.4 billion of FDIC deposits from AGE somewhat offset by lower deposit spreads

•	Fee and other income increased $767 million, or 53%, largely reflecting the addition of $695 million from AGE and strength in retail brokerage managed account fees; up $841 million, or 61% from 4Q06

•	Results include a $17 million valuation loss relating to the 3Q07 purchase of certain asset-backed commercial paper from Evergreen money market funds compared with $40 million in 3Q07

•	Expenses increased $699 million, or 55% including $603 million of expenses from AGE, as well as higher legal costs and commissions; up 60% from 4Q06 largely reflecting merger activity

•

Assets under management decreased 4% largely reflecting a $10 billion outflow relating to a large institutional relationship which had a minimal effect on fees, as well as lower market valuations somewhat offset by the addition of $3.6 billion from AGE

•	Series 7 advisors increase of 6,216 largely reflects the addition of AGE

•	AGE integration on track

Page - 29

Wachovia 4Q07 Quarterly Earnings Report

RETAIL BROKERAGE SERVICES

This sub-segment consists of the retail brokerage, and annuity and reinsurance businesses.

Retail Brokerage Services

Performance Summary

	2007				2006	4Q07 vs 3Q07	4Q07 vs 4Q06
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Income statement data
Net interest income (Tax-equivalent)	$316	264	258	258	256	20%	23
Fee and other income	1,934	1,202	1,227	1,207	1,128	61	71
Intersegment revenue	(11)	(7)	(11)	(8)	(8)	(57)	(38)

Total revenue (Tax-equivalent)	2,239	1,459	1,474	1,457	1,376	53	63
Provision for credit losses	—	—	—	—	—	—	—
Noninterest expense	1,749	1,061	1,100	1,043	1,028	65	70
Income taxes (Tax-equivalent)	178	146	138	150	126	22	41

Segment earnings	$312	252	236	264	222	24%	41

Performance and other data
Economic profit	$252	215	200	226	186	17%	35
Risk adjusted return on capital (RAROC)	57.66%	75.41	70.09	79.39	68.13	—	—
Economic capital, average	$2,146	1,328	1,352	1,345	1,288	62	67
Cash overhead efficiency ratio (Tax-equivalent)	78.07%	72.73	74.71	71.55	74.70	—	—
Average loans, net	$2,273	2,106	1,646	1,521	1,399	8	62
Average core deposits	$37,614	31,071	30,857	31,405	29,849	21%	26

Retail Brokerage Transaction

The Retail Brokerage Services sub-segment results shown in the above table include 100% of the results of the Wachovia Securities retail brokerage transaction, which is the combination of Wachovia and Prudential Financial’s retail brokerage operations. The entity is a consolidated subsidiary of Wachovia Corporation for GAAP purposes. Wachovia Corporation owned 62% of Wachovia Securities retail brokerage and Prudential Financial, Inc. owned 38% at December 31, 2007. Prudential Financial’s minority interest is included in minority interest reported in the Parent (see page 31) and in Wachovia Corporation’s consolidated statements of income on a GAAP basis, which differs from our segment reporting as noted on pages 1 and 16. For the three months ended December 31, 2007, Prudential Financial’s pre-tax minority interest on a GAAP basis was $72 million. This subsegment also includes 100% of the AGE retail brokerage business which had not been combined with the joint venture as of December 31, 2007. On January 1, 2008, Wachovia contributed the retail brokerage operations of A.G. Edwards to Wachovia Securities. This will dilute Prudential Financial’s minority interest in future periods, based on valuations of the combined business and the standalone business to be agreed upon by the parties.

The Retail Brokerage Services sub-segment results reported in the above table also include our Insurance Services business, as well as additional corporate allocations not included in the Wachovia Securities Financial Holdings results.

ASSET MANAGEMENT

This sub-segment consists of the mutual fund business and customized investment advisory services, including retirement services.

Asset Management

Performance Summary

	2007				2006	4Q07 vs 3Q07	4Q07 vs 4Q06
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Income statement data
Net interest income (Tax-equivalent)	$7	7	5	4	2	—%	—
Fee and other income	279	244	312	272	244	14	14
Intersegment revenue	—	(1)	—	—	—	—	—

Total revenue (Tax-equivalent)	286	250	317	276	246	14	16
Provision for credit losses	—	—	—	—	—	—	—
Noninterest expense	227	216	234	231	208	5	9
Income taxes (Tax-equivalent)	22	13	29	17	14	69	57

Segment earnings	$37	21	54	28	24	76%	54

Performance and other data
Economic profit	$30	15	46	22	18	—%	67
Risk adjusted return on capital (RAROC)	59.17%	36.20	82.00	46.33	43.95	—	—
Economic capital, average	$246	232	262	249	219	6	12
Cash overhead efficiency ratio (Tax-equivalent)	79.67%	86.67	73.49	83.75	84.43	—	—
Average loans, net	$22	36	17	33	20	(39)	10
Average core deposits	$405	418	364	278	251	(3)%	61

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Wachovia 4Q07 Quarterly Earnings Report

Capital Management Eliminations

In addition to the above sub-segments, Capital Management results include eliminations among business units. Certain brokerage commissions earned on mutual fund sales by our brokerage sales force are eliminated and deferred in the consolidation of Capital Management reported results. In 4Q07, brokerage revenue and expense eliminations were a reduction of $2 million and $4 million, respectively.

PARENT

This sub-segment includes the central money book, investment portfolio, some consumer real estate and mortgage assets, minority interest in consolidated subsidiaries, the cross-border leveraged lease portfolio, businesses being wound down or divested, other intangible amortization and eliminations.

Parent

Performance Summary

	2007				2006	4Q07 vs 3Q07	4Q07 vs 4Q06
(Dollars in millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Income statement data
Net interest income (Tax-equivalent)	$(241)	(195)	(127)	(43)	(70)	24%	—
Fee and other income	(74)	179	27	96	122	—	—
Intersegment revenue	—	(3)	2	1	4	—	—

Total revenue (Tax-equivalent)	(315)	(19)	(98)	54	56	—	—
Provision for credit losses	1,049	187	19	15	55	—	—
Noninterest expense	228	296	169	168	450	(23)	(49)
Minority interest	118	189	139	136	124	(38)	(5)
Income taxes (benefits) (Tax-equivalent)	(792)	(435)	(261)	(280)	(346)	82	—

Segment earnings (loss)	$(918)	(256)	(164)	15	(227)	—%	—

Performance and other data
Economic profit (loss)	$(239)	(129)	(130)	39	(153)	85%	56
Risk adjusted return on capital (RAROC)	(39.47)%	(12.76)	(13.74)	17.65	(9.90)	—	—
Economic capital, average	$1,882	2,132	2,119	2,351	2,922	(12)	(36)
Cash overhead efficiency ratio (Tax-equivalent)	(37.51)%	(1,013.34)	(66.84)	92.77	570.53	—	—
Lending commitments	$599	529	569	503	507	13	18
Average loans, net	28,283	25,924	27,452	28,788	29,129	9	(3)
Average core deposits	$2,561	3,157	2,766	2,143	2,537	(19)	1
FTE employees	25,424	24,363	23,921	25,089	24,881	4%	2

Page - 31

Wachovia 4Q07 Quarterly Earnings Report

MERGER-RELATED AND RESTRUCTURING EXPENSES

A.G. Edwards Transaction One-time Costs (In millions)	Net Merger- Related and Restructuring Expenses	Exit Cost Purchase Accounting Adjustments(b)	Total
Total estimated costs and expenses(a)	$1,204	196	1,400

Actual expenses
Fourth quarter 2007	121	43	164
Third quarter 2007	3	—	3

Total actual expenses	$124	43	167

(a)	Represents the original estimate at the time of the deal announcement.
(b)	These adjustments represent incremental costs related to combining the two companies and are specifically attributable to A.G. Edwards’ business.

Examples include employee termination costs, employee relocation costs, contract cancellations including leases and closing redundant A.G. Edwards acquired facilities.

These adjustments are reflected in goodwill and are not charges against income.

Golden West Transaction One-time Costs (In millions)	Net Merger- Related and Restructuring Expenses	Exit Cost Purchase Accounting Adjustments(b)	Total
Total estimated costs and expenses(a)	$288	192	480

Actual expenses
Fourth quarter 2007	$64	—	64
Third quarter 2007	32	76	108
Second quarter 2007	20	22	42
First quarter 2007	2	75	77
Total 2006	40	41	81

Total actual expenses	$158	214	372

(a)	Represents the original estimate at the time of the deal announcement.
(b)	These adjustments represent incremental costs related to combining the two companies and are specifically attributable to Golden West’s business.

Examples include employee termination costs, employee relocation costs, contract cancellations including leases and closing redundant Golden West acquired facilities.

These adjustments are reflected in goodwill and are not charges against income.

Merger-Related and Restructuring Expenses (Income Statement Impact)

	2007				2006
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Total Golden West merger-related and restructuring expenses	$64	32	20	2	37
Total A.G. Edwards merger-related and restructuring expenses	121	3	—	—	—
Other merger-related and restructuring expenses	2	1	12	8	12

Net merger-related and restructuring expenses	187	36	32	10	49
Minority interest share in merger-related and restructuring expenses	(11)	—	—	—	—
Income taxes (benefits)	(67)	(15)	(12)	(4)	(20)

After-tax net merger-related and restructuring expenses	$109	21	20	6	29

Goodwill and Other Intangibles Recorded	2007
in the A.G. Edwards Transaction (In millions)	Fourth Quarter
Purchase price less former A.G. Edwards ending tangible stockholders’ equity as of October 1, 2007	$4,677

Fair value purchase accounting adjustments(a)
Investments	(1)
Restricted stock awards	(77)
Other assets	8
Deposits, short-term borrowings, long-term debt and other liabilities	(26)
Income taxes	41

Total fair value purchase accounting adjustments	(55)

Exit cost purchase accounting adjustments(b)
Personnel and employee termination benefits	22
Other liabilities	2
Other	19

Total pre-tax exit costs	43
Income taxes	(10)

Total after-tax exit cost purchase accounting adjustments (One-time costs)	33

Total purchase intangibles	4,655
Customer and other intangibles (Net of income taxes)	513

Goodwill, end of period	$4,142

(a)	These amounts represent fair value adjustments to adjust assets and liabilities of the former A.G. Edwards to their fair values as of October 1,2007.
(b)	These adjustments represent incremental costs relating to combining the two companies and are specifically attributable to those businesses of the former A.G. Edwards.

Page - 32

Wachovia 4Q07 Quarterly Earnings Report

EXPLANATION OF OUR USE OF CERTAIN NON-GAAP FINANCIAL MEASURES

In addition to results presented in accordance with GAAP, this quarterly earnings report includes certain non-GAAP financial measures, including those presented on pages 1 and 3 under the captions “Earnings Reconciliation”, and “Other Financial Measures”, with the sub-headings – “Earnings excluding merger-related and restructuring expenses” — “Earnings excluding merger-related and restructuring expenses, and discontinued operations” and — “Earnings excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations”, and which are reconciled to GAAP financial measures on pages 34-37. In addition, in this quarterly earnings report certain designated net interest income amounts are presented on a tax-equivalent basis, including the calculation of the overhead efficiency ratio.

Wachovia believes these non-GAAP financial measures provide information useful to investors in understanding the underlying operational performance of the company, its business and performance trends and facilitates comparisons with the performance of others in the financial services industry. Specifically, Wachovia believes the exclusion of merger-related and restructuring expenses and discontinued operations permits evaluation and a comparison of results for on-going business operations, and it is on this basis that Wachovia’s management internally assesses the company’s performance. Those non-operating items are excluded from Wachovia’s segment measures used internally to evaluate segment performance in accordance with GAAP because management does not consider them particularly relevant or useful in evaluating the operating performance of our business segments. In addition, because of the significant amount of deposit base intangible amortization, Wachovia believes the exclusion of this expense provides investors with consistent and meaningful comparisons to other financial services firms. Wachovia’s management makes recommendations to its board of directors about dividend payments based on reported earnings excluding merger-related and restructuring expenses, other intangible amortization, discontinued operations and the cumulative effect of a change in accounting principle, and has communicated certain dividend payout ratio goals to investors on this basis. Management believes this payout ratio is useful to investors because it provides investors with a better understanding of and permits investors to monitor Wachovia’s dividend payout policy. Wachovia also believes the presentation of net interest income on a tax-equivalent basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry standards. Wachovia operates one of the largest retail brokerage businesses in our industry, and we have presented an overhead efficiency ratio excluding these brokerage services, which management believes is useful to investors in comparing the performance of our banking business with other banking companies.

Although Wachovia believes the above non-GAAP financial measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures.

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Wachovia 4Q07 Quarterly Earnings Report

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

Reconciliation of Certain Non-GAAP Financial Measures

	2007					2006
(In millions)	*	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Income from continuing operations
Net income (GAAP)	A	$51	1,618	2,341	2,302	2,301
Discontinued operations, net of income taxes (GAAP)		—	—	—	—	(46)

Income from continuing operations (GAAP)		51	1,618	2,341	2,302	2,255
Merger-related and restructuring expenses (GAAP)		109	21	20	6	29

Earnings excluding merger-related and restructuring expenses, and discontinued operations	B	160	1,639	2,361	2,308	2,284
Other intangible amortization (GAAP)		64	60	66	76	90

Earnings excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations	C	$224	1,699	2,427	2,384	2,374

Return on average common stockholders’ equity
Average common stockholders’ equity (GAAP)	D	$73,599	69,857	69,317	69,320	69,725
Merger-related and restructuring expenses (GAAP)		100	36	14	1	95
Discontinued operations (GAAP)		—	—	—	—	(8)

Average common stockholders’ equity, excluding merger-related and restructuring expenses, and discontinued operations	E	73,699	69,893	69,331	69,321	69,812
Average intangible assets (GAAP)	F	(44,941)	(40,198)	(40,328)	(40,263)	(39,979)

Average common stockholders’ equity, excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations	G	$28,758	29,695	29,003	29,058	29,833

Return on average common stockholders’ equity
GAAP	A/D	0.28%	9.19%	13.54	13.47	13.09
Excluding merger-related and restructuring expenses, and discontinued operations	B/E	0.86	9.31	13.66	13.50	12.98
Return on average tangible common stockholders’ equity
GAAP	A/D+F	0.71	21.64	32.38	32.14	30.68
Excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations	C/G	3.09%	22.70%	33.57	33.27	31.58

Table continued on next page.

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Wachovia 4Q07 Quarterly Earnings Report

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

Reconciliation of Certain Non-GAAP Financial Measures

		2007
(In millions)	*	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Return on average assets
Average assets (GAAP)	H	$763,487	729,004	704,773	691,029	698,687
Average intangible assets (GAAP)		(44,941)	(40,198)	(40,328)	(40,263)	(39,979)

Average tangible assets (GAAP)	I	$718,546	688,806	664,445	650,766	658,708

Average assets (GAAP)		$763,487	729,004	704,773	691,029	698,687
Merger-related and restructuring expenses (GAAP)		100	36	14	1	95
Discontinued operations (GAAP)		—	—	—	—	(8)

Average assets, excluding merger-related and restructuring expenses, and discontinued operations	J	763,587	729,040	704,787	691,030	698,774
Average intangible assets (GAAP)		(44,941)	(40,198)	(40,328)	(40,263)	(39,979)

Average tangible assets, excluding merger- related and restructuring expenses, and discontinued operations	K	$718,646	688,842	664,459	650,767	658,795

Return on average assets
GAAP	A/H	0.03%	0.88%	1.33	1.35	1.31
Excluding merger-related and restructuring expenses, and discontinued operations	B/J	0.08	0.89	1.34	1.35	1.30
Return on average tangible assets
GAAP	A/I	0.03	0.93	1.41	1.43	1.39
Excluding merger-related and restructuring expenses, other intangible amoritization and discontinued operations	C/K	0.12%	0.98%	1.47	1.49	1.43

*	The letters included in the column are provided to show how the various ratios presented in the tables on pages 34 through 37 are calculated.

For example, return on average assets on a GAAP basis is calculated by dividing net income (GAAP) by average assets (GAAP) (i.e., A/H), and annualized where appropriate.

Table continued on next page.

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Wachovia 4Q07 Quarterly Earnings Report

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

Reconciliation of Certain Non-GAAP Financial Measures

		2007				2006
(In millions)	*	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Overhead efficiency ratios
Noninterest expense (GAAP)	L	$5,786	4,525	4,890	4,621	4,962
Merger-related and restructuring expenses (GAAP)		(187)	(36)	(32)	(10)	(49)

Noninterest expense, excluding merger-related and restructuring expenses	M	5,599	4,489	4,858	4,611	4,913
Other intangible amortization (GAAP)		(111)	(92)	(103)	(118)	(141)

Noninterest expense, excluding merger-related and restructuring expenses, and other intangible amoritization	N	$5,488	4,397	4,755	4,493	4,772

Net interest income (GAAP)		$4,630	4,551	4,449	4,500	4,577
Tax-equivalent adjustment		44	33	38	37	35

Net interest income (Tax-equivalent)		4,674	4,584	4,487	4,537	4,612
Fee and other income (GAAP)		2,526	2,797	4,240	3,734	4,011

Total	O	$7,200	7,381	8,727	8,271	8,623

Retail Brokerage Services, excluding insurance
Noninterest expense (GAAP)	P	$1,743	1,055	1,094	1,036	1,021

Net interest income (GAAP)		$308	257	251	252	249
Tax-equivalent adjustment		1	—	—	—	—

Net interest income (Tax-equivalent)		309	257	251	252	249
Fee and other income (GAAP)		1,908	1,180	1,202	1,185	1,109

Total	Q	$2,217	1,437	1,453	1,437	1,358

Overhead efficiency ratios
GAAP	L/O	80.36%	61.31%	56.02	55.88	57.53
Excluding merger-related and restructuring expenses	M/O	77.76	60.83	55.65	55.75	56.97
Excluding merger-related and restructuring expenses, and brokerage	M-P/O-Q	77.39	57.78	51.73	52.31	53.55
Excluding merger-related and restructuring expenses, and other intangible amoritization	N/O	76.21	59.59	54.47	54.33	55.33
Excluding merger-related and restructuring expenses, other intangible amoritization and brokerage	N-P/O-Q	75.15%	56.25%	50.30	50.59	51.61

Table continued on next page.

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Wachovia 4Q07 Quarterly Earnings Report

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

Reconciliation of Certain Non-GAAP Financial Measures

		2007
(In millions, except per share data)	*	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Operating leverage
Operating leverage (GAAP)		$(1,441)	(983)	189	(13)	665
Merger-related and restructuring expenses (GAAP)		151	4	21	(38)	10

Operating leverage, excluding merger-related and restructuring expenses		(1,290)	(979)	210	(51)	675
Other intangible amortization (GAAP)		21	(12)	(13)	(24)	50

Operating leverage, excluding merger-related and restructuring expenses, and other intangible amoritization		$(1,269)	(991)	197	(75)	725

Dividend payout ratios on common shares
Dividends paid per common share	R	$0.64	0.64	0.56	0.56	0.56

Diluted earnings per common share (GAAP)	S	$0.03	0.85	1.22	1.20	1.20
Merger-related and restructuring expenses (GAAP)		0.05	0.01	0.01	—	0.01
Other intangible amortization (GAAP)		0.03	0.03	0.04	0.04	0.05
Discontinued operations (GAAP)		—	—	—	—	(0.02)

Diluted earnings per common share, excluding merger-related and restructuring expenses, other intangible amoritization and discontinued operations	T	$0.11	0.89	1.27	1.24	1.24

Dividend payout ratios
GAAP	R/S	2,133.33%	75.29%	45.90	46.67	46.67
Excluding merger-related and restructuring expenses, other intangible amoritization and discontinued operations	R/T	581.82%	71.91%	44.09	45.16	45.16

*	The letters included in the column are provided to show how the various ratios presented in the tables on pages 34 through 37 are calculated.

For example, return on average assets on a GAAP basis is calculated by dividing net income (GAAP) by average assets (GAAP) (i.e., A/H),

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Wachovia 4Q07 Quarterly Earnings Report

CAUTIONARY STATEMENT

The foregoing materials and management’s discussion of them may contain, among other things, certain forward-looking statements with respect to Wachovia, as well as the goals, plans, objectives, intentions, expectations, financial condition, results of operations, future performance and business of Wachovia, including, without limitation, (i) statements regarding certain of Wachovia’s goals and expectations with respect to earnings, earnings per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of Wachovia’s credit quality trends, (ii) statements relating to the benefits of the merger between Wachovia and A.G. Edwards, Inc. completed on October 1, 2007 (the “A.G. Edwards Merger”), including future financial and operating results, cost savings, enhanced revenues and the accretion/dilution to reported earnings that may be realized from the A.G. Edwards Merger, (iii) statements relating to the benefits of the merger between Wachovia and Golden West Financial Corporation completed on October 1, 2006 (the “Golden West Merger”), including future financial and operating results, cost savings, enhanced revenues and the accretion/dilution to reported earnings that may be realized from the Golden West Merger, and (iv) statements preceded by, followed by or that include the words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, “projects”, “outlook” or similar expressions. These forward-looking statements are based on the current beliefs and expectations of Wachovia’s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Wachovia’s control). Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause Wachovia’s financial performance to differ materially from that expressed in such forward-looking statements: (1) the risk that the applicable businesses in connection with the A.G. Edwards Merger or the Golden West Merger will not be integrated successfully or such integrations may be more difficult, time-consuming or costly than expected; (2) the risk that expected revenue synergies and cost savings from the A.G. Edwards Merger or the Golden West Merger may not be fully realized or realized within the expected time frame; (3) the risk that revenues following the A.G. Edwards Merger or the Golden West Merger may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption following the A.G. Edwards Merger or the Golden West Merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (5) the risk that the strength of the United States economy in general and the strength of the local economies in which Wachovia conducts operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on Wachovia’s loan portfolio and allowance for loan losses; (6) the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (7) potential or actual litigation; (8) inflation, interest rate, market and monetary fluctuations; (9) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on Wachovia’s brokerage and capital markets activities; (10) unanticipated regulatory or judicial proceedings or rulings; (11) the impact of changes in accounting principles; (12) adverse changes in financial performance and/or condition of Wachovia’s borrowers which could impact repayment of such borrowers’ outstanding loans; and (13) the impact on Wachovia’s businesses, as well as on the risks set forth above, of various domestic or international military or terrorist activities or conflicts.

Wachovia cautions that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning Wachovia, the A.G. Edwards Merger or the Golden West Merger or other matters and attributable to Wachovia or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Wachovia does not undertake any obligation to update any forward-looking statement, whether written or oral.

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